Exhibit T3E-2
UNITED STATES BANKRUPTCY COURT SOUTHERN DISTRICT OF NEW YORK In re ) Chapter 11 WELLMAN, INC., etal.} ) Case No. 08-10595 (SMB) ) Jointly Administered Debtors. ) DEBTORS’ THIRD AMENDED JOINT PLAN OF REORGANIZATION (AS MODIFIED^ PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE KIRKLAND & ELLIS LLP Citigroup Center 153 East 53rd Street New York, New York 10022-4611 Telephone: (212) 446-4800 Facsimile: (212) 446-4900 Jonathan S. Henes (JH 1979) Michael A. Cohen (MC 1277) Attorneys to the Debtors and Debtors in Possession Dated: December 24. 2008

TABLE OF CONTENTS ARTICLE I. DEFINED TERMS, RULES OF INTERPRETATION, COMPUTATION OF TIME, AND GOVERNING LAW ........................................................................ 1 ....................................... A. Defined Terms ............................ 1 ....................................... B. Rules of Interpretation4-13 C. Computation of Time113 D. Governing Law113 E. Reference to Monetary Figures113. F. Reference to the Debtors or the Reorganized Debtors413. ARTICLE II. ADMINISTRATIVE CLAIMS AND PRIORITY TAX CLAIMS112 A. DIP Facility ClaimsIM B. Administrative Claims4-14 C. Priority Tax Claims4-15 D. Other Priority Claims4-15 E. Intercompany Claims4-15 ARTICLE III. CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS4-15 A. Classification of Claims and Interests4-15 B. Treatment of Claims and Interests4-M C. Special Provision Governing Unimpaired Claims1M D. Acceptance or Rejection of the Plan4-M E. Confirmation Pursuant to Sections 1129(a)(10) and 1129(b) of the Bankruptcy Code4-M F. Controversy Concerning Impairment4-M G. Subordinated Claims4-M ARTICLE IV. MEANS FOR IMPLEMENTATION OF THE PLAN4-15 A. Substantive Consolidation for Plan Purposes Only4-12 B. General Settlement of Claims12Q C. Wellman Holdings4-M D. The Palmetto Sale4-M E. Issuance of New Common Stock4-20 F. Corporate Existence421 G. Vesting of Assets in the Reorganized Debtors4-21 H. Cancellation of Securities and Agreements4-21 fc .................................. T. The Plan Sponsorship Agreement ........... 22 J. The K. The Liquidating Trust .................................................. 4-22 KL. Restructuring Transactions .................................................................................. 4-23 fc-M. Corporate Action .......................................................................................... 4-24 MM. New Certificate of Incorporation and New By-Laws ............................................................. 124 NQ. Directors and Officers of the Reorganized Debtors and Wellman Holdings ...................................... 124 OE- Effectuating Documents; Further Transactions ............................................................... 125 P-Q. Employee and Retiree Benefits ............................................................................. 125 QR. D&O Liability Insurance Policies ............................................................................ 126 RS_. Sources of Consideration for Plan Distributions ........................................................... 126 SI. First Lien Credit Facility Agent and Second Lien Credit Facility Agent ..................................... 126 ARTICLE V. TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES ...................................................... 126 A. Assumption and Rejection of Executory Contracts and Unexpired Leases ... 126 B. Claims Based on Rejection of Executory Contracts or Unexpired Leases ... 127 C. Cure of Defaults for Executory Contracts and Unexpired Leases Assumed .. 127 D. Insurance Policies ..................................................... 127

E. Modifications, Amendments, Supplements, Restatements, or Other Agreements .. 427 F. Reservation of Rights ...................................................... 4-28 G. Nonoccurrence of Effective Date ............................................ 4-28 H. Contracts and Leases Entered Into After the Petition Date .................. 4-28 ARTICLE VI. PROVISIONS GOVERNING DISTRIBUTIONS .......................................................... 428 A. Timing and Calculation of Amounts to Be Distributed ........................ 4-28 B. Disbursing Agent ........................................................... 423 C. Rights and Powers of Disbursing Agent ...................................... 4-29 D. Distributions on Account of Claims Allowed After the Effective Date ........ 4-29 E. Delivery of Distributions and Undeliverable or Unclaimed Distributions ..... 430. F. Compliance with Tax Requirements/Allocations ............................... 430. G. Setoffs .................................................................... 431 H. Recoupment ................................................................. 431 I. Release of Liens ........................................................... 4-31 J. Claims Paid or Payable by Third Parties .................................... 431 ARTICLE VII. PROCEDURES FOR RESOLVING CONTINGENT, UNLIQUIDATED, AND DISPUTED CLAIMS ............................................................................ 432 A. Prosecution of Objections to Claims ............... 4-32 B. Allowance of Claims and Interests ................. 4-32 C. No Distributions Pending Allowance ................ 4-33 D. Distributions After Allowance ..................... 4-33 E. Estimation of Claims .............................. 433. ARTICLE VIII. SETTLEMENT, RELEASE, INJUNCTION, AND RELATED PROVISIONS ...................... 433 A. Discharge of Claims and Termination of Interests .. 4-33 B. Releases by the Debtors ........................... 434 C. Releases by Holders of Claims and Interests ....... 4-34 D. Exculpation ....................................... 434 E. Injunction ........................................ 4-35 ARTICLE IX. CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION OF THE PLAN ............................. 436 A. Conditions Precedent to Confirmation ........ 4-36 B. Conditions Precedent to the Effective Date .. 4-36 C. Waiver of Conditions ........................ 4-31 D. Effect of Failure of Conditions ............. 4-31 ARTICLE X. MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN ........................ 4-32 A. Modification and Amendments ................. 431 B. Effect of Confirmation on Modifications ..... 4-38 ARTICLE XI. RETENTION OF JURISDICTION ................................................. 438 ARTICLE XII. MISCELLANEOUS PROVISIONS ................................................. 44Q A. Immediate Binding Effect .................... 440 B. Additional Documents ........................ 4-40 C. Preservation of Causes of Action ............ 440 D. Preservation of Avoidance Actions ........... 441 E. Section 1145 Exemption ...................... 441 F. Section 1146 Exemption ...................... 441 G. Payment of Statutory Fees ................... 441 H. Dissolution of the Creditors’ Committee ..... 441 I. Reservation of Rights ....................... 442 J. Successors and Assigns ...................... 442 ii

K. Service of Documents ................ 442 L. Term of Injunctions or Stays ........ 442 M. Entire Agreement .................... 442 N. Exhibits ............................ 442 O. Nonseverability of Plan Provisions .. 443- P. Votes Solicited in Good Faith ....... 443 Q. Closing of Chapter 11 Cases ......... 442 R. Waiver or Estoppel .................. 443 S. Conflicts ........................... 444 T. Post-Confirmation Reporting ......... 444

TABLE OF EXHIBITS2 Exhibit A Form of New Bylaws* Exhibit B Form of New Certificates of Incorporation* Exhibit C Initial Directors and Officers of Each Reorganized Debtor* Exhibit D Assumed Executory Contracts and Unexpired Lease List* Exhibit E Exhibit F Management Equity Incentive Plan* Exhibit G Registration Rights Agreement* Exhibit H Agreement* Exhibit I Shareholders Agreement* Exhibit J List of Retained Causes of Action* Exhibit K Convertible Notes Indenture*

INTRODUCTION Wellman, Inc. and the other Debtors in the above-captioned chapter 11 cases (collectively, the “Debtors”) hereby respectfully propose the following joint plan of reorganization (the “Plan”) for the resolution of claims against and interests in the Debtors pursuant to title 11 of the United States Code, 11 U.S.C. §§ 101-1532. Capitalized terms used in the Plan and not otherwise defined shall have the meanings ascribed to them in Article LA. Reference is made to the Disclosure Statement for a discussion of the Debtors’ history, businesses, assets, results of operations, and projections of future operations, as well as a summary and description of the Plan and certain related matters. The Debtors are the proponents of the Plan within the meaning of section 1129 of the Bankruptcy Code. Please note that if Class 2 or Class 3 votes to reject this Plan, the Debtors will immediately proceed with a liquidation of their assets in conjunction with the DIP Lenders as Wellman will be in default under the DIP Facility. It is likely that operations at the Pearl River Facility would be shut down as part of this process. In the event of a liquidation, recoveries for Holders of Allowed Claims will be significantly reduced, if not eliminated, and Holders of General Administrative Claims, including 503(b)(9) Administrative Claims, and Holders of General Unsecured Claims will not receive a recovery. ARTICLE I. DEFINED TERMS, RULES OF INTERPRETATION, COMPUTATION OF TIME, AND GOVERNING LAW A. Defined Terms Unless the context otherwise requires, the following terms shall have the following meanings when used in capitalized form herein: 1. “503(b)(9) Administrative Claim” means an Administrative Claim for the value of any goods received by the Debtors within 20 days before the date of commencement of a case under the Bankruptcy Code in which the goods have been sold to the Debtors in the ordinary course of the Debtor’s business, pursuant to section 503(b)(9) of the Bankruptcy Code. 2. “503(b)(9) Administrative Claim Bar Date “ means July 29, 2008 at 4:30 p.m. Eastern Time. 3. “Accrued Professional Compensation” means, at any given moment, all accrued fees and expenses for services rendered by all Professionals through and including the Effective Date, to the extent such fees and expenses have not been paid and regardless of whether a fee application has been Filed for such fees and expenses. To the extent there is a Final Order denying some or all of a Professional’s fees or expenses, such denied amounts shall no longer be considered Accrued Professional Compensation. 4. “Administrative Claim” means a Claim for costs and expenses of administration pursuant to sections 503(b), 507(a)(2), 507(b), or 1114(e)(2) of the Bankruptcy Code, including: (a) the actual and necessary costs and expenses incurred after the Petition Date and through the Effective Date of preserving the Estates and operating the businesses of the Debtors (such as wages, salaries, or commissions for services, and payments for goods and other services and leased premises); (b) all fees and charges assessed against the Estates pursuant to section 1930 of chapter 123 of the Judicial Code; and (c) all requests for compensation or expense reimbursement for making a substantial contribution in the Chapter 11 Cases pursuant to sections 503(b)(3), (4), and (5) of the Bankruptcy Code. 5. “Administrative Claim Bar Date” means the date that is the forty-fifth (45th) day after the Effective Date. 6. “Affiliate” has the meaning set forth in section 101(2) of the Bankruptcy Code. 7. “Allowed” means with reference to any Claim: (a) any Claim against any Debtor which has been listed by such Debtor i n the Schedules, as such Schedules may be amended by the Debtors from time to time in 1.

accordance with Bankruptcy Rule 1009, as liquidated in amount and not disputed or contingent and for which no contrary proof of claim has been filed; (b) any Claim as to which no objection to allowance has been interposed by the Claims Objection Deadline or such other applicable period of limitation fixed by the Bankruptcy Code, the Bankruptcy Rules, or the Bankruptcy Court, or as to which any objection has been determined by a Final Order to the extent such objection is determined in favor of the respective Holder; (c) any Claim as to which, upon the lifting of the automatic stay pursuant to section 362 of the Bankruptcy Code, the liability of the Debtors and the amount thereof are determined by a Final Order of a court of competent jurisdiction other than the Bankruptcy Court; or (d) any Claim expressly deemed Allowed by the Plan.

8. ***"Amended BP Agreement"*** **means that certain Amended and Restated Supply Agreement between the Debtors and BP, which shall govern the terms of the commercial relationship regarding the supply of PTA between the Reorganized Debtors and BP after the Effective Date.**

9. ~~8.~~ "*Assumed Executory Contract and Unexpired Lease List*" means the list (as may be amended), as determined by the Debtors or Reorganized Debtors with the consent of the ~~Backstop Parties~~[3]**Plan Sponsor** of Executory Contracts**, including the Amended BP Agreement,** and Unexpired Leases (including any amendments or modifications thereto) that will be assumed by the Reorganized Debtors pursuant to the provisions of Article V of this Plan.

10. ~~9.~~ "*Avoidance Actions*" means any and all actual or potential Claims to avoid a transfer of property or an obligation incurred by the Debtor pursuant to any applicable section of the Bankruptcy Code, including sections 544, 545, 547, 548, 549, 550, 551, 553(b), and 724(a) of the Bankruptcy Code.

~~10. "*Backstop Commitment Agreement*" means the agreement between Wellman and the Backstop Parties pursuant to which the Backstop Parties will agree to backstop the Rights Offering, *a copy of which will be included* in the Plan Supplement.~~

~~11. "*Backstop Fee" means the aggregate fee paid, on a ratable basis to the* Backstop Parties pursuant to the Backstop Commitment *Agreement, consisting of* $15 million principal amount of Convertible Notes.~~

~~12. "*Backstop Parties*" means SOLA LTD, BlackRock Advisors, *and/or certain affiliates, funds, or managed accounts*, as well as any other Second Lien Lender or First Lien Lender that becomes a signatory to the Backstop Commitment Agreement.~~

11. ~~13.~~ "*Ballot*" means the ballot upon which Holders of Impaired Claims entitled to vote shall cast their vote to accept or reject the Plan.

12. ~~14.~~ "*Bankruptcy Code*" means title 11 of the United States Code, 11 U.S.C. §§ 101-1532, as applicable to the Chapter 11 Cases.

13. ~~15.~~ "*Bankruptcy Court*" means the United States Bankruptcy Court for the Southern District of New York or any other court having jurisdiction over the Chapter 11 Cases.

14. ~~16.~~ "*Bankruptcy Rules*" means the Federal Rules of Bankruptcy Procedure, as applicable to the Chapter 11 Cases, promulgated under section 2075 of the Judicial Code and the general, local, and chambers rules of the Bankruptcy Court.

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[3] ~~Any reference in this Plan to documents, conditions, or other items that require the satisfaction or consent of the First Lien Credit Facility Agent, the Informal Second Lien Lender Group, or the Backstop Parties, the taking of any affirmative action by them, or the granting of any waivers by them in respect of the provisions hereof, shall require the satisfaction, consent, or agreement to waive by (i) a majority in amount of the First Lien Term Loan Claims held by the First Lien Lenders, (ii) a majority in amount of the Second Lien Term Loan Claims held by the Informal Second Lien Lender Group, or (iii) majority of the members of the Backstop Parties, as applicable.~~

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15. 4-7-r- “Bottle Yard Sale “ means the sale of certain real property located at the Debtors’ Johnsonville facility in accordance with the order entered by the Bankruptcy Court, dated April 1, 2008 (Docket No. 161). 16. 18. “Bottle Yard Sale Proceeds” means the consideration net of costs and expenses (i.e.. $375,942) received from the Bottle Yard Sale. 17. “BP” means BP Amoco Chemical Company. 18. 4^-"'Business Day” means any day, other than a Saturday, Sunday, or “legal holiday” (as defined in Bankruptcy Rule 9006(a)). 19. 2&-“Cash” means the legal tender of the United States of America or the equivalent thereof. 20. 24-^-"'Causes of Action” means all actions, causes of action, liabilities, obligations, rights, suits, damages, judgments, remedies, demands, setoffs, defenses, recoupments, crossclaims, counterclaims, third-party claims, indemnity claims, contribution claims, or any other claims whatsoever, in each case held by the Debtors, whether known or unknown, matured or unmatured, fixed or contingent, liquidated or unliquidated, disputed or undisputed, suspected or unsuspected, foreseen or unforeseen, direct or indirect, choate or inchoate, existing or hereafter arising, in law, equity, or otherwise, based in whole or in part upon any act or omission or other event occurring prior to the Petition Date or during the course of the Chapter 11 Cases, including through the Effective Date. 21. 23r-“Certificate “ means any instrument evidencing a Claim or an Interest. 22. 23-r-” Chapter 11 Cases” means (a) when used with reference to a particular Debtor, the chapter 11 case pending for that Debtor under chapter 11 of the Bankruptcy Code in the Bankruptcy Court and (b) when used with reference to all Debtors, the procedurally consolidated chapter 11 cases pending for the Debtors in the Bankruptcy Court. 23. 24^-"'Claim” means any claim against a Debtor as such term is defined in section 101(5) of the Bankruptcy Code. 24. 2-Sv-"'Claims Objection Deadline” means, for each Claim, the later of (a) 120 days after the Effective Date and (b) such other period of limitation as may be specifically fixed by an order of the Bankruptcy Court for objecting to such Claim. 25. 24r-"'Class” means a class of Claims or Equity Interests as set forth in Article III hereof pursuant to section 1122(a) of the Bankruptcy Code. 26. 27^"'Confirmation” means the entry of the Confirmation Order on the docket of the Chapter 11 Cases, subject to all conditions specified in Article IX.A hereof having been: (a) satisfied; or (b) waived pursuant to Article IX.C hereof. 22. 2&—“Confirmation Date” means the date upon which the Bankruptcy Court enters the Confirmation Order on the docket of the Chapter 11 Cases, within the meaning of Bankruptcy Rules 5003 and 9021. 2JL 29r-“Confirmation Hearing” means the hearing held by the Bankruptcy Court on Confirmation of the Plan pursuant to section 1129 of the Bankruptcy Code, as such hearing may be continued from time to time. 29. 30^“Confirmation Order” means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code. 30. 3 ±r“Consummation” means the occurrence of the Effective Date. 29.

32r. 33-. 31. 34. “Creditors’ Committee” means the official statutory committee of unsecured creditors appointed by the United States Trustee in the Chapter 11 Cases pursuant to section 1102 of the Bankruptcy Code, as may be reconstituted from time to time. 32. 3£r-“Cure Claim” means a Claim based upon the Debtors’ defaults on an Executory Contract or Unexpired Lease at the time such contract or lease is assumed by the Debtors pursuant to section 365 of the Bankruptcy Code. 33. Mr- “D&O Liability Insurance Policies” means all insurance policies for directors’ and officers’ liability maintained by the Debtors as of the Petition Date. 34. ¥f-r-“Debtor” means one of the Debtors, in its individual capacity as a debtor in these Chapter 11 Cases. 35. 3&-“Debtors” means, collectively: Wellman, Inc.; Wellman Fibres Ltd.; MRF, Inc.; Prince, Inc.; Warehouse Associates Inc.; Carpet Recycling of Georgia Inc.; Wellman of Mississippi, Inc.; Fiber Industries, Inc.; ALG, Inc.; Josdav, Inc.; PTA Resources LLC; and MED Resins, Inc. 36. ^^-"'Debtors in Possession” means, collectively, the Debtors, as debtors in possession in these Chapter 11 Cases, pursuant to sections 1107 and 1108 of the Bankruptcy Code. 37. 4Qr-“DIP Agent” means Deutsche Bank Trust Company Americas, as administrative agent and collateral agent under the DIP Credit Agreement, or any successor agent appointed in accordance with such agreement. 38. 44^-“DIP Arranger” means Deutsche Bank Securities, Inc., as lead arranger and bookrunner under the DIP Credit Agreement, or any successor arranger and bookrunner appointed in accordance with such agreement. 35L 43^r-“DIP Credit Agreement” means that certain debtor-in-possession credit agreement, dated as of February 27, 2008, among Wellman, Inc. and each of its domestic subsidiaries, as Borrowers, with Wellman, Inc. as Funds Administrator, the DIP Arranger, the DIP Agent and the banks, financial institutions and other lenders parties thereto, as the same may have been subsequently modified, amended, or supplemented together with all instruments and agreements related thereto. 4JL 43r-"£>/P Facility” means that certain debtor-in-possession financing, as amended, in an amount up to $200 million, subject to a borrowing base, with a letter of credit sublimit of $40 million. 4L 44^ “DIP Facility Claim” means any Claim arising under or related to the DIP Credit Agreement. 42. 44*-“DIP Lenders” means the DIP Agent and the banks, financial institutions, and other lender parties to the DIP Credit Agreement from time to time. 43. 44^“Disbursing Agent” means the Reorganized Debtors, or the Entity or Entities selected by the Debtors or Reorganized Debtors, with the consent of the to make or facilitate distributions pursuant to the Plan. 42.

44. 43^-“Disclosure Statement” means the Disclosure Statement for the Debtors’ Third Amended Joint Plan of Reorganization Pursuant to Chapter 11 of the United States Bankruptcy Code, dated November 10, 2008, as amended, supplemented, or modified from time to time, including all exhibits and schedules thereto and references therein that relate to the Plan, that is prepared and distributed in accordance with the Bankruptcy Code, the Bankruptcy Rules, and any other applicable law. 45. 4&-"'Disputed Claim “ means any Claim that is not yet Allowed. 46. 49r- “Disputed Claims Reserve “ means the reserve established and maintained by the Reorganized Debtors to hold Cash to be distributed, as applicable, to Holders of Allowed Claims pending resolution of Disputed Claims. 47. §>&-“Disputed General Unsecured Claim” means any General Unsecured Claim that, as of the date of determination, is a Disputed Claim. 48. %^“Disputed General Unsecured Claims Reserve” means the reserve established and maintained by the Reorganized Debtors to hold the Trust Interests to be distributed, as applicable, to Holders of Allowed General Unsecured Claims pending the resolution of Disputed General Unsecured Claims in accordance with the terms of Article VII hereof. §2-. S3t 54. “Distribution Trust Interests “ means the Second Lien Trust Interests and Unsecured Creditors 49. £§r- “Eastman Litigation “ means the case entitled Wellman, Inc. v. Eastman Chemical Company. Case No. 07-585 (SLR), pending in the United States Court for the District of Delaware, and any proceedings, causes of action, claims, or litigation related to or arising from the underlying facts and circumstances of such case. 50. S4>r-"'Effective Date” means the date selected by the Debtors, with the consent of the that is a Business Day after the Confirmation Date on which (a) the conditions as specified in the Plan have been satisfied or waived and (b) no stay of the Confirmation Order is in effect. Unless otherwise specifically provided in the Plan, any of the documents contained in the Plan Supplement, or the DIP Credit Agreement, anything required to be done by the Debtors on the Effective Date may be done on the Effective Date or as soon as reasonably practicable thereafter. 51. S3^-“Entity” means an entity as such term is defined in section 101(15) of the Bankruptcy Code. 52. §8^’’Equity Interests” means any (a) Equity Security, including all issued, unissued, authorized, or outstanding shares of capital stock of the Debtors (including Old Preferred Stock and Old Common Stock) together with any warrants, options, or contractual rights to purchase or acquire such Equity Securities at any time and all rights arising with respect thereto and (b) partnership, limited liability company, or similar interest in a Debtor; provided, however, that Equity Interest does not include any Intercompany Interest.

53. ~~59.~~ *"Equity Security"* means any equity security as defined in section 101(16) of the Bankruptcy Code in a Debtor.

54. ~~60.~~ *"ERISA"* means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

55. ~~61.~~ *"Estate"* means, as to each Debtor, the estate created for the Debtor in its Chapter 11 Case pursuant to section 541 of the Bankruptcy Code.

56. ~~62.~~ *"Exchange Act"* means the Securities Exchange Act of 1934, 15 U.S.C. §§ 78a et seq., as now in effect and hereafter amended.

57. ~~63.~~ *"Exculpated Claim"* means any Claim related to any act or omission in connection with, relating to, or arising out of the Debtors' in or out of court restructuring efforts, the Debtors' Chapter 11 Cases, formulation, preparation, dissemination, negotiation, or filing of the Disclosure Statement or the Plan or any contract, instrument, release, or other agreement or document created or entered into in connection with the Disclosure Statement or the Plan, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation **of the Plan**, including the issuance of New Common Stock ~~and~~**, Second Lien** Convertible Notes, ~~of the Plan, the Rights Offering, and the Backstop Commitment~~**Third Lien Convertible Notes, and the Plan Sponsorship** Agreement, or the distribution of property under the Plan or any other agreement. For the avoidance of doubt, no Claim, obligation, or liability arising under the Plan or the Plan Supplement, including the Registration Rights Agreement, or the Shareholders Agreement, **or the Eastman Litigation**[3] constitutes an Exculpated Claim.

58. ~~64.~~ *"Exculpated Party"* means each of: (a) the Debtors, the Reorganized Debtors, and their Affiliates; (b) the DIP Agent, the DIP Arranger, and the DIP Lenders, in each case, in their capacity as such; (c) the Second Lien Credit Facility Agent and the Second Lien Lenders, in each case, in their capacity as such; (d) the members of the Informal Second Lien Lender Group, each in their capacities as such; (e) the ~~Backstop Parties, each in their capacities as such~~**Plan Sponsor**; (f) the Creditors' Committee and the members thereof in their capacity as such; (g) the Agent in its capacity as such; (h) the Prepetition Lenders in their capacity as such; (i) the First Lien Credit Facility Agent and the First Lien Lenders, in each case, in their capacity as such; and (j) with respect to each of the foregoing Entities in clauses (a) through (i), such Entities' subsidiaries, affiliates, managed accounts or funds, officers, directors, principals, employees, agents, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, and other Professionals, in each case in their capacity as such.

59. ~~65.~~ *"Executory Contract and/or Unexpired Lease"* means a contract or lease to which one or more of the Debtors is a party and that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

60. *"Exit Financing Facility"* means the senior secured credit facility, reasonably acceptable to the First Lien Credit Facility Agent, the Informal Second Lien Lender Group[4], and the Plan Sponsor, to be

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[3] **Provided, however, that any claims or counterclaims asserted by Eastman against the Debtors or the Reorganized Debtors in the Eastman Litigation shall be treated in accordance with Class 4 of this Plan.**

[4] **Any reference in this Plan to documents, conditions, or other items that require the satisfaction or consent of the First Lien Credit Facility Agent or the Informal Second Lien Lender Group, the taking of any affirmative action by them, or the granting of any waivers by them in respect of the provisions hereof, shall require the satisfaction, consent, or agreement to waive by (i) a majority in amount of the First Lien Term Loan Claims held by the First Lien Lenders, or (ii) a majority in amount of the Second Lien Term Loan Claims held by the Informal Second Lien Lender Group.**

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provided by the Exit Lender, which shall be secured by a first lien on all of the assets of the Reorganized Debtors. 61. “Exit Lender” means the lender or lenders under the Exit Financing Facility. 62. #eu#&- “Federal Judgment Rate” means the federal judgment rate, which was in effect as of the Petition Date. 63. &7r-“Fz7e” or “Filed” means file, filed, or filing with the Bankruptcy Court or its authorized designee in these Chapter 11 Cases. 64. 6&r-“Final Order” means, as applicable, an order or judgment of the Bankruptcy Court or other court of competent jurisdiction with respect to the relevant subject matter, which has not been reversed, stayed, modified, or amended, and as to which the time to appeal, seek certiorari, or move for a new trial, re-argument, or rehearing has expired and no appeal, petition for certiorari, or motion for a new trial, re-argument, or rehearing has been timely filed, or as to which any appeal that has been taken, any petition for certiorari, or motion for a new trial, re-argument, or rehearing that has been or may be Filed has been resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought. 65. 69^“First Lien Credit Facility Agent” means Bank of New York, as successor administrative agent and collateral agent under the First Lien Term Loan Credit Agreement, or any successor agent appointed in accordance with such agreement. 66. TOr-’’First Lien Lenders” means those lenders under the First Lien Term Loan Credit Agreement and their successors and assigns. 67. 24-r- “First Lien Term Loan Claim “ means claims arising under the First Lien Term Loan Credit Agreement. 68. 33^“First Lien Term Loan Credit Agreement” means the First Lien Term Loan Agreement dated as of February 10, 2004 among Wellman, Inc., as borrower, the subsidiary guarantors named therein, the Lenders (as defined therein), Bank of New York, as Administrative Agent and Collateral Agent, JP Morgan Chase Bank, as Syndication Agent, Deutsche Bank Securities Inc., as Joint Lead Arranger and joint Lead Bookrunner, J.P. Morgan Securities Inc., as Joint Lead Arranger and Joint Lead Bookrunner, and General Electric Capital Corporation and ABN AMRO Bank N.V., as Co-Documentation Agents. 69. 73. “General Administrative Claim” means any Administrative Claim, including 503(b)(9) Administrative Claims and Cure Claims, other than a Professional Fee Claim or a DIP Facility Claim, and subject to the 503(b)(9) Administrative Claim Bar Date, the Administrative Claims Bar Date or any subsequent bar date with respect to such Claims. 70. 74-7-’’General Unsecured Claim” means any unsecured Claim not otherwise classified pursuant to this Plan. 71. 35^” Governmental Unit” means a governmental unit as defined in section 101(27) of the Bankruptcy Code. 72. 76r-“Holdback Amount” means the aggregate holdback of those Professional fees billed to the Debtors during the Chapter 11 Cases that are held back pursuant to the Professional Fee Order or any other order of the Bankruptcy Court, which amount is to be deposited in the Holdback Escrow Account as of the Effective Date. The Holdback Amount shall not be considered property of the Debtors or the Reorganized Debtors. 73. 33-r-“Holdback Escrow Account” means the escrow account established by Reorganized Wellman into which Cash equal to the Holdback Amount shall be deposited on the Effective Date for the payment of Allowed Professional Fee Claims to the extent not previously paid or disallowed. 61.

74. ~~78.~~ "*Holder*" means an Entity holding a Claim or an Interest.

75. ~~79.~~ "*Impaired*" means, with respect to a Class of Claims or Interests, a Claim or an Interest that is impaired within the meaning of section 1124 of the Bankruptcy Code.

76. ~~80.~~ "*Informal Second Lien Lender Group*" means the following informal group of unaffiliated parties that are lenders under the Second Lien Term Loan Credit Agreement: Solus L.P.; BlackRock Advisors (on behalf of managed funds or accounts); AIG Global Investment Corp.; and Deutsche Bank Securities, Inc.

77. ~~81.~~ "*Intercompany Claim*" means any Claim held by a Debtor against another Debtor or any Claim held by an Affiliate against a Debtor.

78. ~~82.~~ "*Intercompany Interest*" means an Equity Interest in a Debtor held by another Debtor or an Equity Interest in a Debtor held by an Affiliate of a Debtor.

79. ~~83.~~ "*Interests*" means, collectively, Equity Interests and Intercompany Interests.

80. ~~84.~~ "*Interim Compensation Order*" means that certain order of the Bankruptcy Court allowing Estate Professionals to seek interim compensation in accordance with the compensation procedures approved therein entered on April 2, 2008 (Docket No. 164), as may have been modified or amended.

81. *"Intercreditor Agreement"* means the intercreditor agreement among the Exit Lenders, the holders of the Second Lien Convertible Notes and the holders of the Third Lien Convertible Notes, which will be entered into on or before the Effective Date.

82. ~~85.~~ "*Johnsonville PP&E*" means the Plant, Property and Equipment owned and operated by Wellman or its subsidiaries located at 520 Kingsbury Highway, Johnsonville South Carolina.

83. ~~86.~~ "*Johnsonville Sale*" means the sale of the Johnsonville facility owned and operated by Wellman or its subsidiaries to Johnsonville Acquisition Company LLC pursuant to § 363 of the Bankruptcy Code in accordance with the order entered by the Bankruptcy Court on October 21, 2008 (Docket No. 598).

84. ~~87.~~ "*Judicial Code*" means title 28 of the United States Code, 28 U.S.C. §§ 1–4001.

85. ~~88.~~ "*Lien*" means a lien as defined in section 101(37) of the Bankruptcy Code.

86. ***"Liquidating Trust"*[5] means a Liquidating** *Trust to be formed on the Effective Date and governed by the* **Liquidating** *Trust Agreement, which shall contain cash in the amount of $250,000, and certain Causes of Action, or proceeds thereof, including but not limited, to the proceeds of the Eastman Litigation (but not including the Eastman Litigation itself, which will remain with the Reorganized Debtor), net of associated costs and taxes.*

87. ***"Liquidating*** *Trust Agreement" means the agreement establishing and delineating the terms and conditions of the* **Liquidating** *Trust, substantially in the form set forth in the Plan Supplement.*

88. ***"Liquidating*** *Trust Interests" means the Second Lien Trust Interests and Unsecured Creditors Trust Interests, which, in their entirety, represent the beneficial interests in the* **Liquidating Trust.**

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5 **The Debtors reserve the right, subject to the consent of the Informal Second Lien Lender Group, to utilize an alternative means of distributing the certain Causes of Action, or proceeds thereof and the proceeds of the Eastman Litigation to Holders of Claims in Classes 3 and 4, provided, however, that the method of distribution utilized shall not have a material adverse impact on the amount of consideration, if any, provided to such Holders when compared to a trust structure.**

8

89. “Majority DIP Lenders “ means, at any time, those lenders having more than 50% of the aggregate amount of the commitments or, if the commitments shall have expired or been terminated, lenders having more than 50% of the aggregate amount of the outstanding exposure. 90. “Management Equity Incentive Plan “ means that certain post-Effective Date management equity incentive plan, the form of which shall be included in the Plan Supplement and shall be established and adopted by the New Board of Wellman Holdings, and shall consist of grants of equity, restricted stock, or options in an amount up to 10% of the New Common Stock, or its equivalent (including, without limitation, synthetic or phantom instruments), as of the Effective Date. The terms of the Management Equity Incentive Plan shall be set forth in the Plan Supplement and be subject to the approval of the New Board of Wellman Holdings. 91. “New Boards” means the initial boards of directors of Reorganized Wellman and Wellman Holdings. 92. “New By-Laws” means the form of the by-laws of each of the Reorganized Debtors and Wellman Holdings acceptable to the which form will be included in the Plan Supplement. 93. “New Certificate of Incorporation” means the form of the certificates of incorporation of each of the Reorganized Debtors and Wellman Holdings, acceptable to the which form will be included in the Plan Supplement. 94. “New Common Stock” means the shares of common stock of Wellman Holdings tssaedauthorized pursuant to the Plan, par value $.001 per share, subject to dilution by the shares issued in 95. “Old Common Stock” means all of the issued and outstanding shares of common stock of Wellman, Inc. 96. “Old Common Interests” means all shares of Old Common Stock and all options, warrants or rights, contractual or otherwise to acquire shares of Old Common Stock. 97. “Old Equity Interests “ means all Old Common Interests and all Old Preferred Interests. 98. “Old Preferred Interests “ means all shares of Old Preferred Stock and all options, warrants or rights, contractual or otherwise, to acquire shares of Old Preferred Stock. 99. “Old Preferred Stock” means all of the issued and outstanding shares of preferred stock of Wellman, Inc. 100. “Other Priority Claim” means any Claim accorded priority in right of payment under section 507(a) of the Bankruptcy Code, other than an Administrative Claim and a Priority Tax Claim. 101. “Other Secured Claim” means any Secured Claim that is not a DIP Facility Claim, Prepetition Facility Claim, Second Lien Term Loan Claim or a First Lien Term Loan Claim. 102. “Palmetto Intellectual Property & Intangibles” means certain intellectual property and intangible assets associated with the operation of the Palmetto PP&E that are subject to the DIP Lenders’ and the Second Lien Lenders’ liens, exclusive of any intellectual property and intangibles related to the PET resins business). 103. “Palmetto PP&E” means the Plant, Property and Equipment owned and operated by Wellman or its subsidiaries at 1000 East Mclver Road, Darlington, South Carolina. 89.

104. “Palmetto Sale” means the sale of the Palmetto PP&E (with the benefit of the Palmetto Intellectual Property & Intangibles subject to a non-competition agreement with respect to the PET resins business), which will be conducted by Wellman. 105. “Palmetto Sale Proceeds” means the consideration net of costs and expenses received from the Palmetto Sale. 106. “PBGC’ means the Pension Benefit Guaranty Corporation. 107. “Pearl River PP&E” means the Plant, Property and Equipment owned and operated by Wellman at 3303 Port and Harbor Drive, Bay St. Louis, Mississippi. 108. “Pension Plans” means, collectively, the Wellman Industries, Inc. Hourly Employees Pension Plan and Fiber Industries, Inc. Retirement Income Plan. 109. “Petition Date” means February 22, 2008, the date on which the Debtors commenced the Chapter 11 Cases. 110. “Plan” means this Debtors’ Third Amended Joint Plan of Reorganization (As Modjfied)_Pursuant to Chapter 11 of the United States Bankruptcy Code, as amended, supplemented, or modified from time to time, including, without limitation, the Plan Supplement, which is incorporated herein by reference. 111. “Plan funds, or managed accounts. 112. “Plan Sponsor Fee” means the aggregate fee paid, on a ratable basis to the Plan Sponsor pursuant to the Plan Sponsorship Agreement, consisting of $5 million principal amount of Second Lien Convertible Notes. 113. “Plan Sponsor Funding Obligation” means the S35 million in Cash the Plan Sponsor will contribute to the Reorganized Debtors on the Effective Date, in exchange for which, the Plan Sponsor will receive (i) S40 million of Second Lien Convertible Notes and (ii) 60.000 shares of New Common Stock. 114. “Plan Sponsorship Agreement” means the agreement between Wellman and the Plan Sponsor pursuant to which the Plan Sponsor will agree to satisfy the Plan Sponsor Funding Obligation, a copy of which will be included as an amendment to the Plan Supplement. 115. 112. “Plan Supplement means the compilation of documents and forms of documents, schedules, and exhibits to the Plan, in form and substance acceptable to the to be Filed by the Debtors no later than ten days prior to the Confirmation Hearing or such later date as may be approved by the Bankruptcy Court on notice to parties in interest, as it may thereafter be altered, amended, modified, or supplemented from time to time in accordance with the terms hereof and in accordance with the Bankruptcy Code and the Bankruptcy Rules, and additional documents filed with the Bankruptcy Court prior to the Effective Date as amendments to the Plan Supplement^comprising of, without limitation, the following: (a) New By- Laws; (b) New Certificate of Incorporation; (c) the identity of the members of the New Boards and the nature and compensation for any member of the New Boards who is an “insider” under the Bankruptcy Code; (d) Assumed Executory Contract and Unexpired Lease List; (e) the Shareholders Agreement, if any; (f) a list of retained Causes of Action; (g) the Agreement; (h) the Trust Agreement; (i) the Second Lien Convertible Notes Indenture; (j) the Third Lien Convertible Notes Indenture: (k) lhe___Registration Rights Agreement (if anyj; (M) the Restructuring Transaction Memorandum; and (1m) Management Equity Incentive Plan. Any reference to the Plan Supplement in this Plan shall include each of the documents identified above as comprising the Plan Supplement.

116. 113. “Plant, Property and Equipment” means machinery, equipment and real estate that is subject to the liens of the First Lien Lenders pursuant to the First Lien Term Loan Credit Agreement only. 117. O4r-“Postpetition Period” means the period of time following the Petition Date. 118. 115. “Prepetition Credit Agreement” means that certain credit agreement, dated as of May 4, 2006, by and among Wellman, Inc. and certain of its domestic subsidiaries, as borrowers, the Agent, and certain other lenders named therein, as the same may have been subsequently modified, amended, or supplemented, together with all instruments and agreements related thereto. 119. “Prepetition Facility “ means that certain senior, secured credit facility entered into pursuant to the Prepetition Credit Agreement. 120. 117. “Prepetition Facility Claims” means the total amount outstanding under the Prepetition Credit Agreement as of the Effective Date. 121. h$k-"Prepetition Lenders” means the lenders from time to time under the Prepetition Credit Agreement. 122. 119. “Priority Non-Tax Claims” means any Claim, other than an Administrative Expense Claim or a Priority Tax Claim, entitled to priority in right of payment under section 507(a) of the Bankruptcy Code. 123. 120. “Priority Tax Claim” means any Claim of the kind specified in section 507(a)(8) of the Bankruptcy Code. 124. 121. “Pro Rata” means the proportion that an Allowed Claim in a particular Class bears to the aggregate amount of Allowed Claims in that Class, or the proportion that Allowed Claims in a particular Class bear to the aggregate amount of Allowed Claims in a particular Class and other Classes entitled to share in the same recovery as such Allowed Claim under the Plan. 125. ±33rr-“ProfessionaF means an Entity: (a) employed pursuant to a Bankruptcy Court order in accordance with sections 327, 363, or 1103 of the Bankruptcy Code and to be compensated for services rendered prior to or on the Confirmation Date, pursuant to sections 327, 328, 329, 330, 363, and 331 of the Bankruptcy Code or (b) awarded compensation and reimbursement by the Bankruptcy Court pursuant to section 503(b)(4) of the Bankruptcy Code. 126. 123. “Professional Fee Claims” means all Administrative Claims for the compensation of Professionals and the reimbursement of expenses incurred by such Professionals (to the extent allowed under Section 328, 330, 331, 363 or 503 of the Bankruptcy Code) through the Effective Date. 127. “Professional Fee Order “ means that certain order of the Bankruptcy Court entered on April 1, 2008, establishing procedures for interim compensation and reimbursement of expenses of Professionals. 128. “Proof of Claim “ means a proof of Claim Filed against any of the Debtors in the Chapter 11 Cases. ±26-. 129. ±¥1-^-“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the Effective Date, among the certain holders of the Second Lj£n_Convertible Notes, certain holders of the Third Lien Convertible Notes, and 11

130. 128. “Reinstated” means (a) leaving unaltered the legal, equitable, and contractual rights to which a Claim entitles the Holder of such Claim or Interest so as to leave such Claim or Interest Unimpaired or (b) notwithstanding any contractual provision or applicable law that entitles the Holder of a Claim or Interest to demand or receive accelerated payment of such Claim or Interest after the occurrence of a default: (i) curing any such default that occurred before or after the Petition Date, other than a default of a kind specified in section 365(b)(2) of the Bankruptcy Code or of a kind that section 365(b)(2) expressly does not require to be cured; (ii) reinstating the maturity (to the extent such maturity has not otherwise accrued by the passage of time) of such Claim or Interest as such maturity existed before such default; (iii) compensating the Holder of such Claim or Interest for any damages incurred as a result of any reasonable reliance by such Holder on such contractual provision or such applicable law; (iv) if such Claim or Interest arises from a failure to perform a nonmonetary obligation other than a default arising from failure to operate a nonresidential real property lease subject to section 365(b)(l)(A), compensating the Holder of such Claim or Interest (other than the Debtor or an insider) for any actual pecuniary loss incurred by such Holder as a result of such failure; and (v) not otherwise altering the legal, equitable, or contractual rights to which such Claim or Interest entitles the Holder. 131. l29r-“Released Party” means each of: (a) the DIP Agent, the DIP Arranger, and the DIP Lenders in their capacity as such; (b) the Creditors’ Committee and the members thereof in their capacity as such; (c) the Prepetition Lenders in their capacity as such; (d) the (e) the First Lien Credit Facility Agent and the First Lien Lenders, in each case, in their capacity as such; (f) the Second Lien Credit Facility Agent and the Second Lien Lenders, in each case, in their capacity as such; (g) the members of the Informal Second Lien Lender Group, each in their capacities as such; (h) with respect to each of the foregoing Entities in clauses (a) through (g), such Entities’ affiliates, subsidiaries, officers, directors, principals, employees, agents, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, and other Professionals, in each case in their capacity as such, and only if serving in such capacity; and (i) the Debtors’ and the Reorganized Debtors’ officers, directors, principals, employees, agents, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, and other Professionals, in each case in their capacity as such, and only if serving in such capacity. 132. 330^“Reorganized Debtors” means the Debtors, in each case, or any successor thereto, by merger, consolidation, or otherwise, on or after the Effective Date. 133. 13 ±r-’’Reorganized Wellman” means Wellman, Inc., as reorganized under and pursuant to the Plan, or any successor thereto, by merger, consolidation, or otherwise, on or after the Effective Date. 134. 432^"'Restructuring Transactions Memorandum” means, subject to the consent of the PartiesPJan Sponsor, the memorandum describing the restructuring transactions, including those inter-company mergers, consolidations, restructurings, transfers, conversions, dispositions, liquidations or dissolutions that the Debtors or Reorganized Debtors may determine to be necessary or appropriate to effect a restructuring of a Debtor’s business or a restructuring of the overall corporate structure of the Reorganized Debtors. 4-£^ 4-34: 135. convertible notes to be issued by Wellman Holdings to the Plan Sponsor pursuant to the Plan Sponsorshi p Agreement, which shall (a) be secured by a second priority lien in all of the assets of, and guaranteed by each of. the Reorganized Debtors, (b) pay 10% Cash interest per annum, (c) mature 10 years after the Effective Date, and (d) be convertible into 50% of the New Common Stock as of the Effective Date. 12

136. Convertible Notes Indenture” means the indenture relating to the Second Lien Convertible Notes, the form of which shall be acceptable to the Plan Sponsor and which shall be included as an amendment to the Plan 4-37: 137. 138. “Second Lien Credit Facility Agent” means Wilmington Trust Company, as successor administrative agent and collateral agent under the Second Lien Term Loan Credit Agreement, or any successor agent appointed in accordance with such agreement. 138. “Second Lien Lenders” means those Lenders under the Second Lien Term Loan Credit Agreement and their successors and assigns. 139. 44Qv-“SecondLien Term Loan Claim” means claims arising under the Second Lien Term Loan Credit Agreement. 140. 111. “Second Lien Term Loan Credit Agreement” means the Second Lien Senior Credit Agreement dated as of February 10, 2004 among Wellman, Inc., as borrower, the subsidiary guarantors named therein, the Lenders (as defined therein), Wilmington Trust Company, as Administrative Agent and Collateral Agent, JP Morgan Chase Bank, as Syndication Agent, Deutsche Bank Securities Inc., as Joint Lead Arranger and Joint Lead Bookrunner, J.P. Morgan Securities Inc., as Joint Lead Arranger and Joint Lead Bookrunner, and General Electric Capital Corporation and ABN AMRO Bank N.V., as Co-Documentation Agents. 141. 112. “Second Lien Trust Interests” means the beneficial interests of the Holders of Allowed Second Lien Term Loan Claims in the Trust, the treatment of which is described Article IV. J. of this Plan. 142. “Secured” means when referring to a Claim: (a) secured by a Lien on property in which the Estate has an interest, which Lien is valid, perfected, and enforceable pursuant to applicable law or by reason of a Bankruptcy Court order, or that is subject to setoff pursuant to section 553 of the Bankruptcy Code, to the extent of the value of the creditor’s interest in the Estate’s interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code or (b) Allowed pursuant to the Plan as a Secured Claim. 143. 4-44r-“Securities Act” means the Securities Act of 1933, as amended, 15 U.S.C. §§ 77a-77aa, together with the rules and regulations promulgated thereunder. 144. 145. “Security” means a security as defined in section 2(a)(l) of the Securities Act. 145. 4-46r-“Shareholders Agreement” means the shareholders agreement, if any, dated as of the Effective Date, among the holders of 5% or more of the Convertible Notes 146. “Third Lien Convertible Notes” means the S60 million principal amount of convertible notes to be issued by Wellman Holdings pursuant to the Third Lien Convertible Notes Indenture, which shall (at be secured by a third priority lien in all of the assets of. and guaranteed by each of, the Reorganized Debtors, (b) pay 5% Cash interest, subject to a threshold to be determined by the Debtors, reasonably acceptable to the First Lien Credit Facility Agent and the Informal Second Lien Lender Group, or PIK interest per annum, (c) mature 10 years after the Effective Date, and fdt be convertible into 50% of the New Common Stock as of the Effective Date. 13

147. “Third Lien Convertible Notes Indenture” means the indenture relating to the Third Lien Convertible Notes, the form of which shall be acceptable to the Plan Sponsor and which shall be included as an amendment to the Plan Supplement. 148. 147. “Unexpired Lease” means a lease to which one or more of the Debtors is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code. 149. 44&r-“Unimpaired” means, with respect to a Class of Claims or Interests, a Claim or an Interest that is unimpaired within the meaning of section 1124 of the Bankruptcy Code. 150. “Unsecured Claim “ means any Claim that is neither secured nor entitled to priority under the Bankruptcy Code or any order of the Bankruptcy Court, including any Claim arising from the rejection of an Executory Contract or Unexpired Lease under section 365 of the Bankruptcy Code. 15L 150. “Unsecured Trust Interests” means the beneficial interests of the Holders of Allowed General Unsecured Claims in the Trust, the treatment of which is described in Article IV J. of this Plan. 152. 151. “Voting Deadline” means December 12, 2008, or such other date as determined by an order of the Bankruptcy Court for parties to vote to accept or reject the Plan. 153. “Wellman “ means Wellman, Inc., a Delaware corporation. 154. 153. “Wellman Holdings” means Wellman Holdings, Inc., a Delaware corporation to be formed after confirmation of the Plan but prior to the Effective Date, which, among other things, shall be the sole shareholder of Reorganized Wellman. B. Rules of Interpretation For purposes herein: (a) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender; (b) any reference herein to a contract, lease, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that the referenced document shall be substantially in that form or substantially on those terms and conditions; (c) any reference herein to an existing document or exhibit having been Filed or to be Filed shall mean that document or exhibit, as it may thereafter be amended, modified, or supplemented; (d) unless otherwise specified, all references herein to “Articles” are references to Articles hereof or hereto; (e) unless otherwise stated, the words “herein,” “hereof,” and “hereto” refer to the Plan in its entirety rather than to a particular portion of the Plan; (f) captions and headings to Articles are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation hereof; (g) the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; and (h) any term used in capitalized form herein that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to that term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be. C. Computation of Time Unless otherwise specifically stated herein, the provisions of Bankruptcy Rule 9006(a) shall apply in computing any period of time prescribed or allowed herein. D. Governing Law Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules) or unless otherwise specifically stated, the laws of the State of New York, without giving effect to the principles of conflict of laws, shall govern the rights, obligations, construction, and implementation of the Plan, any agreements, documents, instruments, or contracts executed or entered into in connection with the Plan 14

(except as otherwise set forth in those agreements, in which case the governing law of such agreement shall control); provided, however, that corporate governance matters relating to the Debtors or the Reorganized Debtors, as applicable, not incorporated in New York shall be governed by the laws of the state of incorporation of the applicable Debtor or Reorganized Debtor, as applicable. E. Reference to Monetary Figures All references in the Plan to monetary figures shall refer to currency of the United States of America, unless otherwise expressly provided. F. Reference to the Debtors or the Reorganized Debtors Except as otherwise specifically provided in the Plan to the contrary, references in the Plan to the Debtors or to the Reorganized Debtors shall mean the Debtors and the Reorganized Debtors, as applicable, to the extent the context requires. ARTICLE n. ADMINISTRATIVE CLAIMS AND PRIORITY TAX CLAIMS If this Plan is not confirmed, the Debtors will be forced into an immediate liquidation that will be conducted in conjunction with the DIP Lenders as Wellman will be in default under the DIP Facility. It is likely that operations at the Pearl River Facility would be shut down as part of this process. In the event of a liquidation, recoveries for Holders of Allowed Claims will be significantly reduced, if not eliminated, and Holders of General Administrative Claims, including 503(b)(9) Administrative Claims, and Holders of General Unsecured Claims will not receive a recovery. In accordance with section 1123(a)(l) of the Bankruptcy Code, DIP Facility Claims, Administrative Claims, Priority Tax Claims, and Intercompany Claims have not been classified and, thus, are excluded from the Classes of Claims and Interests set forth in Article III. A. DIP Facility Claims Subject to the terms of the DIP Facility, in full and final satisfaction, settlement, release, and discharge of, and in exchange for, each Allowed DIP Facility Claim, on the Effective Date, the DIP Facility shall be repaid in Cash in full. B. Administrative Claims 1. General Administrative Claims Except as specified in this Article II hereof, unless otherwise agreed to by the Holder of a General Administrative Claim and Wellman or Reorganized Wellman, each Holder of an Allowed General Administrative Claim will receive, in full satisfaction of its General Administrative Claim, Cash equal to the amount of such Allowed General Administrative Claim either (i) on the Effective Date or as soon thereafter as reasonably practicable or (ii) if the General Administrative Claim is not Allowed as of the Effective Date, 15 days after the date on which an order allowing such General Administrative Claim becomes a Final Order; provided, however, that the aggregate amount of cash required on the Effective Date to satisfy all Allowed General Administrative Claims cannot exceed $2S12 million. 2. Ordinary Course Liabilities Allowed General Administrative Claims based on liabilities incurred by the Debtors in the ordinary course of their business during the Postpetition Period will be paid by the Reorganized Debtors pursuant to the terms and conditions of the particular transaction giving rise to such Allowed General Administrative Claims, without any further action by the Holders of such Allowed General Administrative Claims. 15

3. Professional Compensation (a) Final Fee Applications All final requests for payment of Professional Fee Claims, including the Holdback Amount and Professional Fee Claims incurred during the period from September 1, 2008 through the Effective Date, must be filed with the Bankruptcy Court and served on Reorganized Wellman no later than 45 days after the Effective Date. After notice and a hearing in accordance with the procedures established by the Bankruptcy Code and prior orders of the Bankruptcy Court in the Chapter 11 Cases, the allowed amounts of such Professional Fee Claims shall be determined by the Bankruptcy Court. (b) Payment of Interim Amounts Subject to the Holdback Amount, on the Debtors or Reorganized Debtors shall pay all amounts owing to Professionals for all outstanding amounts payable relating to prior periods through the Effective Date. To receive payment on the Effective Date for unbilled fees and expenses — shall submit a detailed invoice covering such period in the manner and providing the detail as set forth in the Professional Fee (e) — — — {cj (d)-Post-Effective Date Fees and Expenses Except as otherwise specifically provided in the Plan, from and after the Effective Date, the Reorganized Debtors shall, in the ordinary course of business and without any further notice to or action, order, or approval of the Bankruptcy Court, pay in Cash the reasonable legal, professional, or other fees and expenses related to implementation and Consummation of the Plan incurred by the Reorganized Debtors. Upon the Effective Date, any requirement that Professionals comply with sections 327 through 331 and 1103 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and the Reorganized Debtors may employ and pay any Professional in the ordinary course of business without any further notice to or action, order, or approval of the Bankruptcy Court. 16

C. Priority Tax Claims

Except to the extent that a Holder of an Allowed Priority Tax Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Priority Tax Claim, each Holder of such Allowed Priority Tax Claim shall be treated in accordance with the terms set forth in section 1129(a)(9)(C) of the Bankruptcy Code.

D. Other Priority Claims

Except to the extent that a Holder of an Allowed Other Priority Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, release and discharge offered in exchange for each Allowed Other Priority Claim, each Holder of such Allowed Other Priority Tax Claim shall be treated in accordance with section 1129(a)(9) of the Bankruptcy Code.

E. Intercompany Claims

On the Effective Date, or as soon thereafter as is practicable, all Intercompany Claims will be adjusted, continued, or discharged to the extent determined appropriate by the Debtors, with the consent of the ~~Backstop Parties~~Plan Sponsor.

ARTICLE III.
CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS

If this Plan is not confirmed, the Debtors will be forced into an immediate liquidation that will be conducted in conjunction with the DIP Lenders as Wellman will be in default under the DIP Facility. It is likely that operations at the Pearl River Facility would be shut down as part of this process. In the event of a liquidation, the recoveries for Holders of all Claims described in this Article will be significantly reduced, if not eliminated.

A. Classification of Claims and Interests

All Claims and Interests, except DIP Facility Claims, Administrative Claims, Priority Tax Claims, Other Priority Claims, and Intercompany Claims are classified in the Classes set forth in this Article III. A Claim or Interest is classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and is classified in other Classes to the extent that any portion of the Claim or Interest qualifies within the description of such other Classes. A Claim is also classified in a particular Class for the purpose of receiving distributions pursuant to the Plan only to the extent that such Claim is an Allowed Claim in that Class and has not been paid, released, or otherwise satisfied prior to the Effective Date.

1. Substantive Consolidation of the Debtors

Pursuant to Article IV.A, the Plan provides for the substantive consolidation of the Estates into a single Estate for all purposes associated with Confirmation and Consummation. As a result of the substantive consolidation of the Estates, each Class of Claims and Interests will be treated as against a single consolidated Estate without regard to the separate identification of the Debtors.

2. Class Identification

The classification of Claims and Interests against the Debtors pursuant to the Plan is as follows:

Class	Claims and Interests	Status	Voting Rights
1	Other Secured Claims	Unimpaired	Not Entitled to Vote (Deemed to Accept)
2	First Lien Term Loan Claims	Impaired	Entitled to Vote
3	Second Lien Term Loan Claims	Impaired	Entitled to Vote

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4 General Unsecured Claims Impaired .............................................. Entitled to Vote 5 Old Preferred Interests ................ Impaired ............................... Not Entitled to Vote (Deemed to Reject) 6 Old Common Interests ................... Impaired ............................... Not Entitled to Vote (Deemed to Reject) 7 Intercompany Interests ................. Unimpaired ............................. Not Entitled to Vote (Deemed to Accept) B. Treatment of Claims and Interests 1. Class 1 — Other Secured Claims (a) Classification: Class 1 consists of all Other Secured Claims. (b) Treatment: Except to the extent that a Holder of an Allowed Other Secured Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Other Secured Claim, each Holder of such Allowed Other Secured Claims shall receive one of the following treatments, in the discretion of the Debtors or the Reorganized Debtors, with the consent of the P-artiesPlan Sponsor, as applicable: (i) the Debtors or the Reorganized Debtors shall pay such Allowed Other Secured Claim in full in Cash to the extent allowable under section 506(a) of the Bankruptcy Code or (ii) the Debtors or the Reorganized Debtors, with the consent of the shall otherwise treat such Allowed Other Secured Claim in any other manner such that the Allowed Other Secured Claim shall be rendered Unimpaired. (c) Voting: Class 1 is Unimpaired by the Plan. Each Holder of a Class 1 Other Secured Claim is conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, Holders of Class 1 Other Secured Claims are not entitled to vote to accept or reject the Plan. 2. Class 2 — First Lien Term Loan Claims (a) Classification: Class 2 consists of all First Lien Term Loan Claims. (b) Treatment: In the event that both Class 2 and Class 3 vote to accept the Plan, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed First Lien Term Loan Claim, each Holder of such Allowed First Lien Term Loan Claim shall receive its Pro Rata share of (i) amount of the Third Lien Convertible Notes, (ii) and (iii) the portion of the Palmetto Sale Proceeds allocated to the Palmetto PP&E. In addition to the foregoing, during the pendency of the Chapter 11 Cases in partial satisfaction of their Class 2 Claims, the Holders of Allowed Claims in Class 2 have received their Pro Rata share of (i) $5.75 million in proceeds from the Johnsonville Sale and (ii) the Bottle Yard Proceeds. (c) Voting: Class 2 is Impaired by the Plan. Holders of Class 2 First Lien Term Loan Claims are entitled to vote to accept or reject the Plan. 3. Class 3 — Second Lien Term Loan Claims (a) Classification: Class 3 consists of all Second Lien Term Loan Claims. (b) Treatment: In the event that both Class 2 and Class 3 vote to accept the Plan, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Second Lien Term Loan Claim, each Holder of such Allowed Second Lien Term Loan 18

Claim shall receive, its Pro Rata share of (i) principal amount of the Third Lien Convertible Notes, (ii) Rights Offering, (iii) the Second Lien Trust Interests, (iii) 24.000 shares of New Common Stock, and (iv) to the extent the DIP Facility Claims are satisfied in full, the portion of the Palmetto Sale Proceeds allocated to the Palmetto Intellectual Property & Intangibles. (c) Voting: Class 3 is Impaired by the Plan. Holders of Class 3 Second Lien Term Loan Claims are entitled to vote to accept or reject the Plan. 4. Class 4 — General Unsecured Claims (a) Classification: Class 4 consists of all General Unsecured Claims. (b) Treatment: In full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed General Unsecured Claim, each Holder of such Allowed General Unsecured Claim shall receive its Pro Rata share of the Unsecured Trust Interests. (c) Voting: Class 4 is Impaired by the Plan. Holders of Class 4 General Unsecured Claims are entitled to accept or reject the Plan. 5. Class 5 — Old Preferred Interests (a) Classification: Class 5 consists of all Old Preferred Interests. (b) Treatment: On the Effective Date, all Old Preferred Interests shall be deemed canceled and extinguished, and shall be of no further force and effect, whether surrendered for cancellation or otherwise, and there shall be no distribution to the Holders of Class 5 Old Preferred Interests. (c) Voting: Class 5 is Impaired by the Plan. Each Holder of a Class 5 Old Preferred Interest is conclusively presumed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, Holders of Class 5 Old Preferred Interests are not entitled to vote to accept or reject the Plan. 6. Class 6 — Old Common Interests (a) Classification: Class 6 consists of all Old Common Interests. (b) Treatment: On the Effective Date, all Old Common Interests shall be deemed canceled and extinguished, and shall be of no further force and effect, whether surrendered for cancellation or otherwise, and there shall be no distribution to the Holders of Class 6 Old Common Interests. (c) Voting: Class 6 is Impaired by the Plan. Each Holder of a Class 6 Old Common Interest is conclusively presumed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, Holders of Class 6 Old Common Interests are not entitled to vote to accept or reject the Plan. 7. Class 7 — Intercompany Interests (a) Classification: Class 7 consists of all Intercompany Interests. 19

(b) Treatment: In full and final satisfaction, settlement, release, and discharge of and in exchange for each Intercompany Interest, Intercompany Interests shall be Reinstated for the benefit of the Holders thereof. (c) Voting: Class 7 is Unimpaired by the Plan. Each Holder of a Class 7 Intercompany Interest is conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, Holders of Class 7 Intercompany Interests are not entitled to vote to accept or reject the Plan. C. Special Provision Governing Unimpaired Claims Except as otherwise provided in the Plan, nothing under the Plan shall affect the Debtors’ rights in respect of any Unimpaired Claims, including, without limitation, all rights in respect of legal and equitable defenses to or setoffs or recoupments against any such Unimpaired Claims. D. Acceptance or Rejection of the Plan 1. Voting Classes Classes 2, 3, and 4 are Impaired under the Plan and are entitled to vote to accept or reject the Plan. 2. Presumed Acceptance of the Plan Classes 1 and 7 are Unimpaired under the Plan. The Holders of Claims and Interests in such Classes are conclusively presumed to have accepted the Plan and are not entitled to vote to accept or reject the Plan. 3. Presumed Rejection of Plan Classes 5 and 6 are Impaired and shall receive no distribution under the Plan. The Holders of Claims and Interests in such Classes are conclusively presumed to have rejected the Plan and are not entitled to vote to accept or reject the Plan. E. Confirmation Pursuant to Sections 1129(a)(10) and 1129(b) of the Bankruptcy Code Section 1129(a)(10) of the Bankruptcy Code shall be satisfied for purposes of Confirmation by acceptance of the Plan by Class 2 and Class 3. In the event that either Class 2 or Class 3 votes to reject the Plan, the Debtors will not seek to confirm the Plan over such rejection and will proceed immediately to a liquidation. If Class 2 and Class 3 vote to accept the Plan, the Debtors shall seek Confirmation of the Plan pursuant to section 1129(b) of the Bankruptcy Code if Class 4 votes to reject the Plan. F. Controversy Concerning Impairment If a controversy arises as to whether any Claims or Interests, or any Class of Claims or Interests, are Impaired, the Bankruptcy Court shall, after notice and a hearing, determine such controversy on or before the Confirmation Date. G. Subordinated Claims The allowance, classification, and treatment of all Allowed Claims and the respective distributions and treatments under the Plan take into account and conform to the relative priority and rights of the Claims in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, section 510(b) of the Bankruptcy Code, or otherwise. Pursuant to section 510 of the Bankruptcy Code, the Reorganized Debtors reserve the right, to re-classify any Allowed Claim in accordance with any contractual, legal, or equitable subordination relating thereto. 20

ARTICLE IV. MEANS FOR IMPLEMENTATION OF THE PLAN A. Substantive Consolidation for Plan Purposes Only On the Effective Date, subject to the Restructuring Transactions, the Debtors shall be deemed merged into Wellman, and (i) all assets and all liabilities of the Debtors shall be deemed merged into Wellman, (ii) all guaranties of any Debtor of the payment, performance, or collection of obligations of another Debtor shall be eliminated and canceled, (iii) any obligation of any Debtor and all guaranties thereof executed by one or more of the other Debtors shall be treated as a single obligation, and such guaranties shall be deemed a single Claim against the consolidated Debtors, (iv) all joint obligations of two or more Debtors, and all multiple Claims against such entities on account of such joint obligations shall be treated and allowed only as a single Claim against the consolidated Debtors, and (v) each General Unsecured Claim filed in the Chapter 11 Cases of any Debtor shall be deemed filed against the consolidated Debtors and a single obligation of the consolidated Debtors on and after the Effective Date. Entry of the Confirmation Order will constitute the approval, pursuant to section 105(a) of the Bankruptcy Code, effective as of the Effective Date, of the deemed substantive consolidation of the Chapter 11 Cases for purposes of voting on, confirmation of, and distribution under the Plan. In addition, on the Effective Date each Debtor that holds an Intercompany Claim against a direct subsidiary shall contribute such Intercompany Claim to the capital of such direct subsidiary. In the event the obligor under the Intercompany Claim is an indirect subsidiary, the holder shall contribute such Intercompany Claim to the capital of the direct subsidiary through which such holder indirectly controls such obligor. Such direct subsidiary (and, to the extent applicable, each of its direct or indirect subsidiaries to which the Intercompany Claim is then contributed) shall, in turn, be treated as the holder of such Intercompany Claim and shall contribute such Intercompany Claim to the capital of its direct subsidiaries in accordance with the immediately preceding two sentences. An Intercompany Claim shall continue to be contributed to the capital of subsidiaries until it is contributed to the capital of the subsidiary that is the obligor under such Claim, thereby eliminating such Intercompany Claim. On the Effective Date, all other Intercompany Claims (including without limitation Intercompany Claims that a Debtor holds against a direct or indirect parent corporation) shall be eliminated and discharged. Notwithstanding the foregoing, at the election of Wellman, in their discretion and with the consent of the any Intercompany Claims between two Debtors may be eliminated other than through capital contributions as described above or may not be eliminated and discharged hereunder. In no event shall Distributions be made hereunder on account of any Intercompany Claims. Notwithstanding the foregoing, the deemed consolidation and substantive consolidation (each for Plan purposes only) shall not (other than for purposes related to funding Distributions under the Plan) affect (w) the legal and organizational structure of the Debtors or the Reorganized Debtors, (x) pre- and post-Petition Date guaranties, liens, and security interests that were required to be maintained (i) in connection with Executory Contracts or Unexpired Leases that were entered into during the Chapter 11 Cases or that have been or will be assumed by the Debtors or (ii) pursuant to the Plan, (y) distributions out of any insurance policies or proceeds of such policies, and (z) the tax treatment of the Debtors. Furthermore, notwithstanding the foregoing, the deemed consolidation and substantive consolidation (each for Plan purposes only), shall not affect the statutory obligation of each and every Debtor to pay quarterly fees to the United States Trustee pursuant to 28 U.S.C. § 1930(a)(6) and Article XII.G of this Plan. Additionally, notwithstanding the foregoing, the deemed consolidation and substantive consolidation (each for Plan purposes only) shall not affect any statutory joint and several liabilities arising against the Debtors or Reorganized Debtors with respect to the Pension Plans.—; provided that the PBGC agrees that any claim, obligation, suit, judgment, damages, demands, debts, rights, causes of action or liabilities related to Section 29 TJ.S.C 1362(e) that arose as a result of occurrences or events prior to the Confirmation Date of the Plan shall be released by the PBGC and discharged under this Plan. 21

B. General Settlement of Claims As discussed in detail in the Disclosure Statement and as otherwise provided herein, pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the classification, Distributions, releases, and other benefits provided under the Plan, upon the Effective Date, the provisions of the Plan shall constitute a good faith compromise and settlement of all Claims and Equity Interests and controversies resolved pursuant to the Plan. Subject to Article VI, all Distributions made to Holders of Allowed Claims in any Class are intended to be and shall be final. C. Wellman Holdings Prior to the Effective Date, the Debtors shall form Wellman Holdings as a Delaware corporation. On the Effective Date, the New Certificate of Incorporation for Wellman Holdings shall be filed with the Delaware Secretary of State and Wellman Holdings shall be the sole shareholder of Reorganized Wellman, the New Board of Wellman Holdings shall be established and Wellman Holdings shall adopt its New Bylaws and the Management Equity Incentive Plan. Wellman Holdings shall be authorized to adopt any other agreements, documents, and instruments and to take any other actions contemplated by the Plan as necessary or desirable to consummate the Plan. D. The Palmetto Sale Wellman shall commence and conduct the Palmetto Sale in a commercially reasonable manner as soon as practicable. Upon the closing of the Palmetto Sale the Palmetto Sale Proceeds shall be allocated between the Palmetto PP&E and the Palmetto Intellectual Property & Intangibles. The portion of the Palmetto Sale Proceeds allocated to the Palmetto PP&E shall be distributed to the First Lien Credit Facility Agent for the benefit of Holders of Claims in Class 2. The portion of the Palmetto Sale Proceeds allocated to the Palmetto Intellectual Property and Intangibles shall be paid to the DIP Lenders, and to the extent that the DIP Facility Claims are fully satisfied, to the Holders of Claims in Class 3. In the event the Palmetto Sale is not consummated within a reasonable time period, the Reorganized Debtors shall deliver a quitclaim deed transferring the Palmetto PP&E to the First Lien Credit Facility Agent on behalf of the First Lien Lenders free and clear of all Liens, Claims, charges, or other encumbrances. Following any such transfer, the Reorganized Debtors shall not have any further obligations or liability to the First Lien Lenders with respect to the Palmetto PP&E. E. Issuance of New Common Stock The issuance of the Second Lien Convertible Notes, the Third Lien Convertible Notes and the New Common Stock, including options, or other equity awards, if any, reserved for the Management Equity Incentive Plan, and shares of New Common Stock reserved for issuance upon conversion of the Second Lien Convertible Notes and Third LJ£n_Convertible Notes, by Wellman Holdings is authorized without the need for any further corporate action or without any further action by a Holder of Claims or Interests. The total number of shares of capital stock authorized under the New Certificate of Incorporation of Wellman Holdings shall be 30,000,000 shares. On the Effective Date, shares of New Common Stock shall be issued and distributed as follows. 60.000 shares of New Common Stock will be issued to the Plan Sponsor, 36.000 shares of New Common Stock will be issued to the Holders of Claims in Class 2, and 24.000 shares of New Common Stock will be issued to the Holders of Claims in Class 3. In addition, on the Effective Date, or as soon as reasonably practicable thereafter, those shares of the New Common Stock shaHto be issued reserved for issuance pursuant to the terms of the Management Equity Incentive Plan, the Second Lien Convertible Notes, and the Third LiejLConvertible Notes shall be reserved. All of the shares of New Common Stock issued pursuant to the Plan shall be duly authorized, v alidly issued, fully paid and non-assessable. Each distribution and issuance referred to in Article VI hereof shall be governed by the terms and conditions set forth herein applicable to such distribution or issuance and by the terms and conditions of the instruments evidencing or relating to such distribution or issuance, which terms and conditions shall bind each Entity receiving such distribution or issuance. 22

Upon the Effective Date, tbein the event the Plan Sponsor, the holders of the Third Lien Convertible Notes, and the Debtors determine that a Registration Rights Agreement and-the/ama Shareholders Agreement each entity that is to be a counter-party thereto or such agreements shall be deemed to be valid, bindingj and enforceable in accordance with their respective termsT and each Hholder of New Common Stock shall be bound thereby, in each case^ without th£_need for execution by any party thereto other than Wellman Holdings. Notwithstanding the foregoing, holders of New Common Stock may be permitted to be signatories to the Shareholders Agreement and Registration Rights Agreement Cif any), if they so desire. F. Corporate Existence Except as otherwise provided in the Plan, each Debtor shall continue to exist after the Effective Date as a separate corporate entity, limited liability company, partnership, or other form, as the case may be, with all the powers of a corporation, limited liability company, partnership, or other form, as the case may be, pursuant to the applicable law in the jurisdiction in which each applicable Debtor is incorporated or formed and pursuant to the respective certificate of incorporation and bylaws (or other formation documents) in effect prior to the Effective Date, except to the extent such certificate of incorporation and bylaws (or other formation documents) are amended by the Plan or otherwise, and to the extent such documents are amended, such documents are deemed to be amended pursuant to the Plan and require no further action or approval (other than any requisite filings required under applicable state law). G. Vesting of Assets in the Reorganized Debtors Except as otherwise provided in the Plan or any agreement, instrument, or other document incorporated therein, on the Effective Date, all property in each Estate, all Causes of Action (other than the Causes of Action in the Trust), and any property acquired by any of the Debtors pursuant to the Plan shall vest in each respective Reorganized Debtor, free and clear of all Liens, Claims, charges, or other encumbrances (except for Liens, if any, granted to secure the Exit Financing Facility. Second Lien Convertible Notes, and Third Lien Convertible Notes). On and after the Effective Date, except as otherwise provided in the Plan, each Reorganized Debtor may operate its business and may use, acquire, or dispose of property and compromise or settle any Claims, Interests, or Causes of Action (other than those Causes of Action that are included in the Trust) without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules. H. Cancellation of Securities and Agreements On the Effective Date, except as otherwise specifically provided for in the Plan: (1) the obligations of the Debtors under the Prepetition Credit Agreement, First Lien Term Loan Agreement, Second Lien Term Loan Agreement, and any other Certificate, share, note, bond, indenture, purchase right, option, warrant, or other instrument or document directly or indirectly evidencing or creating any indebtedness or obligation of or ownership interest in the Debtors giving rise to any Claim or Interest (except such Certificates, notes, or other instruments or documents evidencing indebtedness or obligations of the Debtors that are Reinstated pursuant to the Plan), shall be cancelled solely as to the Debtors, and the Reorganized Debtors shall not have any continuing obligations thereunder; and (2) the obligations of the Debtors pursuant, relating, or pertaining to any agreements, indentures, certificates of designation, bylaws, or certificate or articles of incorporation or similar documents governing the shares, Certificates, notes, bonds, indentures, purchase rights, options, warrants, or other instruments or documents evidencing or creating any indebtedness or obligation of the Debtors (except such a greements, Certificates, notes, or other instruments evidencing indebtedness or obligations of the Debtors that are specifically Reinstated pursuant to the Plan) shall be released and discharged; provided, however, notwithstanding Confirmation or the occurrence of the Effective Date, any such indenture or agreement that governs the rights of the Holder of a Claim shall continue in effect solely for purposes of allowing Holders to receive distributions under the Plan; provided, further, however. that the preceding proviso shall not affect the discharge of Claims or Interests pursuant to the Bankruptcy Code, the Confirmation Order, or the Plan, or result in any expense or liability to the Reorganized Debtors. 23

— —The $90Reorganized Debtors are authorized to enter into and consummate the Plan Sponsorship Agreement, and all the transactions contemplated thereby and necessary to consummate the Plan Sponsorship Agreement. Specifically, on or before the Effective Date, and upon receipt of the $35 million in Cash from Plan Sponsor, the Reorganized Debtors will distribute to the Plan Sponsor (i) S40 million in Second Lien Convertible Notes and (ii) 60,000 shares of New Common Stock. The $35 million in proceeds from the Sponsorship Agreement shall be used by Reorganized Wellman to (i) fund administrative expenses and unsecured creditor recoveries, if any, under the Plan, (ii) fund the payment of any cure costs under Executory Contracts and Unexpired Leases to be assumed by Reorganized Wellman, (iii) pay down all or a portion of the obligations outstanding under the DIP facility, and (iv) fund the Trust. ±-.— Jj. The Exit Financing Facility On the Effective Date, the Reorganized Debtors are authorized to execute and deliver those documents necessary or appropriate to obtain the Exit Financing Facility, subject to the reasonable consent of the Informal Second Lien Lender Group, the First Lien Credit Facility Agent and the Plan Sponsor, without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or vote, consent, authorization, or approval of any person. All Cash necessary for the Reorganized Debtors to make payments required pursuant to the Plan will be obtained from the Plan Sponsor pursuant to the Plan Sponsorship Agreement, the Reorganized Debtors’ Cash balances or the Exit Financing Facility. JL l^-The Trust^ The Trust is expected to be formed as a Delaware trust to prosecute various causes of action originally owned by Wellman, including certain Avoidance Actions, and, if any of the prosecutions are successful or are settled in a manner that derives economic benefit to the Trust, to distribute to the holders of the Trust Interests the net proceeds of such causes of action as provided below. The Trust will continue in existence for a period of three years or until the — The Debtors reserve the right, subject to the consent of the Informal Second Lien Lender Group, to utilize an alternative means of distributing the certain Causes of Action, or proceeds thereof and the proceeds of the Eastman Litigation to Holders of Claims in Classes 3 and 4, provided, however, that the method of distribution utilized shall not have a material adverse impact on the amount of consideration, if any, provided to such Holders when compared to a trust structure. 24 distribution of all of its property, whichever occurs first, except that if the supervisors determine that it is necessary to extend the duration of the Trust to accomplish the Trust’s purposes, they may make an application to the Bankruptcy Court prior to the expiration of the third year of the Trust. The Bankruptcy Court shall retain jurisdiction regarding the Trust’s operations. 1. Trust Distributions The Trust shall distribute funds on account of beneficial interests in the Trusts in the following order: (a) FIRST, the Trust shall distribute the first $1 million in aggregate, available proceeds, net of any costs related to the litigation and exclusive of any royalties related to future sales, as follows: (1) 25% of all such payments, pro rata, to the beneficial holders of the Unsecured Creditor Trust Interests and (2) 75% of all such payments, pro rata, to the beneficial holders of the Second Lien Trust Interests; (b) SECOND, the Trust shall distribute any available proceeds, net of any costs related to the litigation and exclusive of any royalties related to future sales, in excess of $1 million as follows: (1) 20% of all such payments, pro rata, to the beneficial holders of the Unsecured Creditor Trust Interests and (2) 80% of all such payments, pro rata, to the beneficial holders of the Second Lien Trust Interests; provided, however, that if the Allowed Second Lien Term Loan Claims are paid in full, but Allowed General Unsecured Claims remain unpaid, any excess proceeds from the Trust shall be distributed, pro rata, to the beneficial holders of the Unsecured Creditor Trust Interests; provided, further, that if the Allowed General Unsecured Claims are paid in full, but Allowed Second Lien Term Loan Claims remain unpaid, any excess proceeds from the Trust shall be distributed, pro rata, to the beneficial holders of the Second Lien Trust Interests; provided, further. that if the Allowed Second Lien Term Loan Claims and the Allowed General Unsecured Claims are paid in full, any excess proceeds from the Trust shall be distributed to Reorganized Wellman. 2. The Trust will be managed by a managing trustee and three supervisors. Two of the supervisors will be selected by the Informal Second Lien Lender Group and the third supervisor will be selected by the Creditors’ Committee. Generally, the managing trustee will have the authority to manage, dispose of, and invest the assets of the Trust but will be required to obtain the consent of the supervisors to take certain actions, including early termination of the Trust, entering into contracts in amounts greater than $25,000, borrowing of funds, and the approval of distributions. 3. The Trust Agreement will require that the Trust distribute quarterly and annual reports containing unaudited financial information reflecting the activities of the Trust with respect to its assets and distributions, as well as current reports promptly following the occurrence of any events sufficiently material to mandate the issuance of such a report. 4. Assets of the BistfibHtieHLiqjiidating Trust The Trust will be capitalized with $250,000 in Cash. The Trust will own the rights to causes of action currently held by the Debtors, including, but not limited to, certain Avoidance Actions determined by the Debtors and the proceeds, net of costs, thereof and the proceeds, net of costs, of the Eastman Litigation, but not the Eastman Litigation itself (which the Reorganized 25

Debtors will continue to own). The causes of action held by the Trust may not be successful and there is no guarantee that the Trust will ever make distributions. 5. Ownership in the Trust will be evidenced by book entries. The Trust Interests will be non-voting and not confer any rights as shareholders. The Trust Interests will not be transferable by a Holder except: (i) to any relative, spouse, or relative of the spouse of the Holder, (ii) to any trust or estate in which such Holder has more than a 50% interest of the beneficial interest (excluding contingent interests), (iii) to any corporation, partnership, or other organization in which such Holder is the beneficial owner of more than 50% of the equity securities (excluding directors qualifying shares) so long as the transferor and transferee certify that there is no current intention of changing the direct and indirect ownership of the transferee, (iv) to any person or entity that holds directly or indirectly, more than 50% of the voting securities of such Holder, or (v) upon the death of such Holder in accordance with the operation of law. The managing trustee will take reasonable actions to prohibit the formation of an active trading market in the Trust Interests. JL K^-Restructuring Transactions On the Effective Date, the applicable Debtors or Reorganized Debtors shall enter into the Restructuring Transactions, including those described in the Restructuring Transactions Memorandum, and shall take any actions as may be necessary or appropriate to effect a corporate restructuring of their respective businesses or a corporate restructuring of the overall corporate structure of the Reorganized Debtors, as and to the extent provided therein. The Restructuring Transactions may include one or more inter-company mergers, consolidations, restructurings, conversions, dissolutions, transfers or liquidations as may be determined by the Debtors or the Reorganized Debtors to be necessary or appropriate. The actions to effect the Restructuring Transactions may include: (1) the execution and delivery of appropriate agreements or other documents of merger, consolidation, restructuring, conversion, disposition, transfer, dissolution or liquidation containing terms that are consistent with the terms of the Plan and that satisfy the applicable requirements of applicable law and any other terms to which the applicable Entities may agree; (2) the execution and delivery of appropriate instruments of transfer, assignment, assumption or delegation of any asset, property, right, liability, debt or obligation on terms consistent with the terms of the Plan and having other terms for which the applicable parties agree; (3) the filing of appropriate certificates or articles of incorporation, reincorporation, merger, consolidation, conversion or dissolution pursuant to applicable state law; and (4) all other actions that the applicable Entities determine to be necessary or appropriate, including making filings or recordings that may be required by applicable law in connection with the Restructuring Transactions. M. ^-Corporate Action Upon the Effective Date, all actions contemplated by the Plan shall be deemed authorized and approved in all respects, including (i) adoption or assumption, as applicable, of the agreements with existing management, (ii) selection of the directors and officers for the Reorganized Debtors and Wellman Holdings, (iii) the distribution of the New Common Stock, (iv) the issuance of the Second Lien Convertible Notes and the Third Lien Convertible Notes and the execution and entry into the Second Lien Convertible Notes Indenture and the Third Lien Convertible Notes Indenture, (v) adoption of the Management Equity Incentive Plan, afld-(vi) the execution and entry into the Exit Financing Facility, and (vii) all other actions contemplated by the Plan (whether to occur before, on, or after the Effec tive Date), including the Palmetto Sale or the transfer of the Palmetto PP&E to the First Lien Credit Facility Agent on behalf of the First Lien Lenders. All matters provided for in the Plan involving the corporate structure of the Debtors or the Reorganized Debtors, and any corporate action required by the Debtors, the Reorganized Debtors, or Wellman Holdings in connection with the Plan shall be deemed to have occurred and shall be in effect, without any requirement of further action by the security holders, directors, or officers of the Debtors, the Reorganized Debtors, or Wellman Holdings. On or (as applicable) prior to the Effective Date, the appropriate officers of the Debtors, the Reorganized Debtors, or Wellman Holdings, as applicable, shall be authorized and (as applicable) directed to issue, execute, and deliver the agreements, documents, securities, and instruments contemplated by the Plan (or necessary or desirable to effect the transactions contemplated by the Plan) in the name of and on behalf of the Reorganized Debtors and Wellman Holdings, including (i) the Second Lien Convertible Notes Indenture, (ii) the Third Lien Convertible Notes Indenture, (iii) documents to effect the Palmetto Sale or 26 transfer of the Palmetto PP&E to the First Lien Credit Facility Agent on behalf of First Lien Lenders, (iv) the Exit Financing Facility, and (iiii) any and all other agreements, documents, securities, and instruments relating to the foregoing. The authorizations and approvals contemplated by this section IV.L-M shall be effective notwithstanding any requirements under nonbankruptcy law. The issuance of the New Common Stock shall be exempt from the requirements of section 16(b) of the Securities Exchange Act of 1934 (pursuant to Rule 16b-3 promulgated thereunder) with respect to any acquisition of such securities by an officer or director (or a director deputized for purposes thereof) as of the Effective Date. N.___Mr-New Certificate of Incorporation and New By-Laws On or immediately prior to the Effective Date, the Reorganized Debtors will file their respective New Certificates of Incorporation with the applicable Secretaries of State and/or other applicable authorities in their respective states of incorporation in accordance with the corporate laws of the respective states of incorporation. After the Effective Date, the Reorganized Debtors may amend and restate their respective New Certificates of Incorporation and New By-Laws and other constituent documents as permitted by the laws of their respective states of incorporation and their respective New Certificates of Incorporation and New By-Laws. O^ ^r-Directors and Officers of the Reorganized Debtors and Wellman Holdings As of the Effective Date, the term of the current members of the board of directors of Wellman shall expire, and the initial boards of directors, including the New Boards, and the officers of each of the Reorganized Debtors shall be appointed in accordance with the respective New Certificates of Incorporation and New By-laws. The New Board of Wellman Holdings shall consist of seven (7) members. One member shall be the Chief Executive Officer of Reorganized Wellman, Mark J. Ruday. With respect to the remaining |six (6) members, four (4) members shall be selected by the one member shall be selected by the First Lien Credit Facility Agent, and one member shall be selected by the Informal Second Lien Lender Group].. Pursuant to section 1129(a)(5) of the Bankruptcy Code, the Debtors will disclose in the Plan Supplement the identity and affiliations of any Person proposed to serve on the initial board of directors or be an officer of each of the Reorganized Debtors and Wellman Holdings. To the extent any such director or officer of Reorganized Wellman or Wellman Holdings is an “insider” under the Bankruptcy Code, the nature and amount of any compensation to be paid to such director or officer will also be disclosed. Each such director and officer shall serve from and after the Effective Date pursuant to the terms of the New Certificates of Incorporation, New By-laws, and other constituent documents of the Reorganized Debtors or Wellman Holdings. £. Qr-Effectuating Documents; Further Transactions On and after the Effective Date, the Reorganized Debtors and Wellman Holdings, and the officers and members of the boards of directors thereof, are authorized to and may issue, execute, deliver, file, or record such contracts, Securities, instruments, releases, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and conditions of the Plan and the Securities issued pursuant to the Plan in the name of and on behalf of the Reorganized Debtors and Wellman Holdings, without the need for any approvals, authorization, or consents except for those expressly required pursuant to the Plan. Q.___^Employee and Retiree Benefits Subject to the consent of the all employment, retirement, indemnification, and other agreements or arrangements in place as of the Effective Date with the Debtors’ officers, directors, or employees, who will continue in such capacities or similar capacities after the Effective Date, or retirement income plans and welfare benefit plans for such persons, or indemnification arrangements with directors of non-Debtor subsidiaries, shall remain in place after the Effective Date, and the Reorganized Debtors will continue to honor such agreements, arrangements, programs, and plans; provided, however, that the foregoing shall not apply to any stock-based compensation or incentive plan, agreement, or arrangement existing as of the Petition Date. Nothing in the Plan shall limit, diminish, or otherwise alter the Reorganized Debtors’ defenses, claims, Causes of Action, or other rights with respect to any such contracts, agreements, policies, programs, and plans. Notwithstanding the foregoing, pursuant to section 1129(a)(13) of the Bankruptcy Code, on and after the Effective Date, all retiree benefits (as that 27 term is defined in section 1114 of the Bankruptcy Code), if any, shall continue to be paid in accordance with applicable law.

Pursuant to the Plan, Wellman shall continue the Wellman Plan and Fiber Industries, Inc. shall continue the Fiber Plan Industries, Inc. Retirement Income Plan. The Pension Plans shall be continued in accordance with their terms, and the Debtors or the Reorganized Debtors shall satisfy the minimum funding standards pursuant to 26 U.S.C. § 412 and 29 U.S.C. § 1082, be liable for the payment of PBGC premiums in accordance with 29 U.S.C. §§ 1306 and 1307 subject to any and all applicable rights and defenses of the Debtors, and administer the Pension Plans in accordance with the provisions of ERISA and the Internal Revenue Code. Notwithstanding any provision of the Plan or the Confirmation Order to the contrary, the Pension Plans shall be continued and administered in accordance with ERISA and the Internal Revenue Code.

Additionally, notwithstanding anything in the Plan, including Article VIII, no claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action or liabilities whatsoever against any entity with respect to the Pension Plans shall be released, exculpated, discharged, enjoined, or otherwise effected by the Plan, nor shall the entry of the Confirmation Order constitute the approval of any release, exculpation, discharge, injunction, or other impairment of any claims obligations, suits, judgments, damages, demands, debts, rights, cause of action or liabilities whatsoever against any entity with respect to the Pension Plans.

R. ~~Q.~~ *D&O Liability Insurance Policies*

Wellman has obtained reasonably sufficient tail coverage under a directors and officers' liability insurance policy for the current and former directors and officers of the Debtors. As of the Effective Date, the Reorganized Debtors shall assume all of the D&O Liability Insurance Policies pursuant to section 365(a) of the Bankruptcy Code. Entry of the Confirmation Order shall constitute the Bankruptcy Court's approval of the Reorganized Debtors' foregoing assumption of each of the D&O Liability Insurance Policies. Notwithstanding anything to the contrary contained herein, Confirmation of the Plan shall not discharge, impair, or otherwise modify any indemnity obligations assumed by the foregoing assumption of the D&O Liability Insurance Policies, and each such indemnity obligation shall be deemed and treated as an Executory Contract that has been assumed by the Debtors under the Plan as to which no Proof of Claim need be filed.

S. ~~R.~~ *Sources of Consideration for Plan Distributions*

All consideration necessary for the Reorganized Debtors to make payments or distributions pursuant hereto shall be obtained from the ~~Rights Offering~~**Plan Sponsor pursuant to the Plan Sponsorship Agreement, the Exit Financing Facility,** or other Cash from the Debtors, including Cash from business operations. Further, the Debtors and the Reorganized Debtors will be entitled to transfer funds between and among themselves as they determine to be necessary or appropriate to enable the Reorganized Debtors to satisfy their obligations under the Plan. Except as set forth herein, any changes in intercompany account balances resulting from such transfers will be accounted for and settled in accordance with the Debtors' historical intercompany account settlement practices and will not violate the terms of the Plan.

T. ~~S.~~ *First Lien Credit Facility Agent and Second Lien Credit Facility Agent*

The First Lien Credit Facility Agent and Second Lien Credit Facility Agent, respectively, shall be deemed to be the holder of all First Lien Term Loan Claims or Second Lien Term Loan Claims for purposes of distributions to be made hereunder, and all distributions on account of such claims shall be made to or on behalf of the First Lien Credit Facility Agent and Second Lien Credit Facility Agent, as applicable. The First Lien Credit Facility Agent shall hold or direct such distributions for the benefit of the holders of Allowed First Lien Term Loan Claims, while the Second Lien Credit Facility Agent shall hold or direct such distribution for the benefit of the holders of Allowed Second Lien Term Loan Claims. The First Lien Credit Facility Agent and Second Lien Credit Facility Agent shall arrange to deliver such distributions to or on behalf of their respective claimants.

28

ARTICLE V. TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES A. Assumption and Rejection of Executory Contracts and Unexpired Leases On the Effective Date, except as otherwise provided herein, all Executory Contracts or Unexpired Leases, not previously assumed or rejected pursuant to an order of the Bankruptcy Court, will be deemed rejected, in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code, other than those Executory Contracts or Unexpired Leases that are (1) to be assumed pursuant to the terms of this Article V hereof, (2) identified on the Assumed Executory Contract and Unexpired Lease List, (3) the subject of a motion to assume Executory Contracts or Unexpired Leases that is pending on the Effective Date, or (4) subject to a motion to reject an Executory Contract or Unexpired Lease pursuant to which the requested effective date of such rejection is after the Effective Date. Entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of such rejections and the assumption of the Executory Contracts or Unexpired Leases listed on the Assumed Executory Contract and Unexpired Lease List pursuant to sections 365(a) and 1123 of the Bankruptcy Code. Any motions to assume Executory Contracts or Unexpired Leases pending on the Effective Date shall be subject to approval by the Bankruptcy Court on or after the Effective Date by a Final Order. Each Executory Contract and Unexpired Lease assumed pursuant to this Section V.A. or by any order of the Bankruptcy Court, which has not been assigned to a third party prior to the Effective Date, shall revest in and be fully enforceable by the Reorganized Debtors in accordance with its terms, except as such terms are modified by the provisions of the Plan or any order of the Bankruptcy Court authorizing and providing for its assumption under applicable federal law. B. Claims Based on Rejection of Executory Contracts or Unexpired Leases All proofs of Claim with respect to Claims arising from the rejection of Executory Contracts or Unexpired Leases, pursuant to the Plan or the Confirmation Order, if any, must be filed with the Bankruptcy Court within thirty days after the date of entry of an order of the Bankruptcy Court (including the Confirmation Order) approving such rejection. Any Claims arising from the rejection of an Executory Contract or Unexpired Lease not filed with the Bankruptcy Court within such time will be automatically disallowed, forever barred from assertion, and shall not be enforceable against the Debtors or the Reorganized Debtors, their Estates, or their property without the need for any objection by the Reorganized Debtors or further notice to, or action, order, or approval of the Bankruptcy Court. All Allowed Claims arising from the rejection of the Debtors’ Executory Contracts or Unexpired Leases shall be classified as General Unsecured Claims and shall be treated in accordance with Article III.B.4 of this Plan. C. Cure of Defaults for Executory Contracts and Unexpired Leases Assumed Any monetary defaults under each Executory Contract and Unexpired Lease to be assumed pursuant to the Plan shall be satisfied, pursuant to section 365(b)(l) of the Bankruptcy Code, by payment of the default amount in Cash on the Effective Date, subject to the limitation described below, or on such other terms as the parties to such Executory Contracts or Unexpired Leases may otherwise agree, provided, however, that Cure Claims shall constitute General Administrative Claims and the aggregate amount of Cash required on the Effective Date to satisfy all Allowed General Administrative Claims cannot exceed $3812 million. In the event of a dispute regarding (1) the amount of any payments to cure such a default, (2) the ability of the Reorganized Debtors or any assignee to provide “adequate assurance of future performance” (with in the meaning of section 365 of the Bankruptcy Code) under the Executory Contract or Unexpired Lease to be assumed or (3) any other matter pertaining to assumption, the cure payments required by section 365(b)(l) of the Bankruptcy Code shall be made following the entry of a Final Order or orders resolving the dispute and approving the assumption. At least 15 days prior to the Confirmation Hearing, the Debtors, subject to the consent of the shall provide for notices of proposed assumption and proposed cure amounts to be sent to applicable third parties and for procedures for objecting thereto and resolution of disputes by the Bankruptcy Court. Any objection by a counterparty to an Executory Contract or Unexpired Lease to a proposed assumption or related cure amount must be filed, served, and actually received by the Debtors at least 3 days prior to the Confirmation Hearing. Any counterparty to an Executory Contract or Unexpired Lease that fails to object timely to the proposed assumption or cure amount will be deemed to have assented to such assumption or cure amount. 29

Assumption of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise shall result in the full release and satisfaction of any Claims or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed executory contract or unexpired lease at any time prior to the effective date of assumption. Any Proofs of Claim filed with respect to an executory contract or unexpired lease that has been assumed shall be deemed disallowed and expunged, without further notice to or action, order, or approval of the Bankruptcy Court. D. Insurance Policies All of the Debtors’ insurance policies and any agreements, documents or instruments relating thereto, are treated as Executory Contracts under the Plan. On the Effective Date, the Debtors shall be deemed to have assumed all insurance policies and any agreements, documents, and instruments relating to coverage of all Insured Claims. E. Modifications, Amendments, Supplements, Restatements, or Other Agreements Unless otherwise provided in the Plan, each Executory Contract or Unexpired Lease that is assumed shall include all modifications, amendments, supplements, restatements, or other agreements that in any manner affect such Executory Contract or Unexpired Lease, and all Executory Contracts and Unexpired Leases related thereto, if any, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, and any other interests, unless any of the foregoing agreements has been previously rejected or repudiated or is rejected or repudiated under the Plan. Modifications, amendments, supplements, and restatements to prepetition Executory Contracts and Unexpired Leases that have been executed by the Debtors during the Chapter 11 Cases shall not be deemed to alter . the prepetition nature of the Executory Contract or Unexpired Lease, or the validity, priority, or amount of any Claims that may arise in connection therewith. F. Reservation of Rights Neither the exclusion nor inclusion of any Executory Contract or Unexpired Lease on the Assumed Executory Contract and Unexpired Lease List, nor anything contained in the Plan, shall constitute an admission by the Debtors that any such contract or lease is in fact an Executory Contract or Unexpired Lease or that any Reorganized Debtor has any liability thereunder. If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption or rejection, the Debtors or Reorganized Debtors, as applicable, shall have thirty days following entry of a Final Order resolving such dispute to alter their treatment of such contract or lease. G. Nonoccurrence of Effective Date In the event that the Effective Date does not occur, the Bankruptcy Court shall retain jurisdiction with respect to any consensual request to extend the deadline for assuming or rejecting unexpired leases pursuant to section 365(d)(4) of the Bankruptcy Code. H. Contracts and Leases Entered Into After the Petition Date Contracts and leases entered into after the Petition Date by any Debtor, including any Executory Contracts and Unexpired Leases assumed by such Debtor, will be performed by the Debtor or Reorganized Debtor liable thereunder in the ordinary course of its business. Accordingly, such contracts and leases (including any assumed Executory Contracts and Unexpired Leases) will survive and remain unaffected by entry of the Confirmation Order. 30

ARTICLE VI. PROVISIONS GOVERNING DISTRIBUTIONS A. Timing and Calculation of Amounts to Be Distributed Unless otherwise provided in the Plan, on the Effective Date or as soon as reasonably practicable thereafter (or if a Claim is not an Allowed Claim on the Effective Date, on the date that such Claim becomes an Allowed Claim, or as soon as reasonably practicable thereafter), each Holder of an Allowed Claim against the Debtors shall receive the full amount of the distributions that the Plan provides for Allowed Claims in the applicable Class. In the event that any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date. If and to the extent that there are Disputed Claims, distributions on account of any such Disputed Claims shall be made pursuant to the provisions set forth in Article VII hereof. Except as otherwise provided herein, Holders of Claims shall not be entitled to interest, dividends, or accruals on the distributions provided for herein, regardless of whether such distributions are delivered on or at any time after the Effective Date. B. Disbursing Agent All distributions under the Plan shall be made by the Reorganized Debtors as Disbursing Agent or such other Entity designated by the Debtors or Reorganized Debtors, with the consent of the Sponsor, as a Disbursing Agent on the Effective Date. A Disbursing Agent shall not be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court. Additionally, in the event that a Disbursing Agent is so otherwise ordered, all costs and expenses of procuring any such bond or surety shall be borne by the Reorganized Debtors. C. Rights and Powers of Disbursing Agent 1. Powers of the Disbursing Agent The Disbursing Agent shall be empowered to: (a) effect all actions and execute all agreements, instruments, and other documents necessary to perform its duties under the Plan; (b) make all distributions contemplated hereby; (c) employ professionals to represent it with respect to its responsibilities; and (d) exercise such other powers as may be vested in the Disbursing Agent by order of the Bankruptcy Court, pursuant to the Plan, or as deemed by the Disbursing Agent to be necessary and proper to implement the provisions hereof. 2. Expenses Incurred On or After the Effective Date Except as otherwise ordered by the Bankruptcy Court, the amount of any reasonable fees and expenses incurred by the Disbursing Agent on or after the Effective Date (including taxes) and any reasonable compensation and expense reimbursement claims (including reasonable attorney fees and expenses) made by the Disbursing Agent shall be paid in Cash by the Reorganized Debtors. D. Distributions on Account of Claims Allowed After the Effective Date 1. Payments and Distributions on Disputed Claims Notwithstanding any other provision of the Plan, no distributions shall be made under the Plan on account of any Disputed Claim, unless and until such Claim becomes an Allowed Claim. Distributions made after the Effective Date to Holders of Disputed Claims that are not Allowed Claims as of the Effective Date but which later become Allowed Claims shall be deemed to have been made on the Effective Date. 31

2. Special Rules for Distributions to Holders of Disputed Claims Notwithstanding any provision otherwise in the Plan and except as otherwise agreed to by the relevant parties: (a) no partial payments and no partial distributions shall be made with respect to a Disputed Claim until all such disputes in connection with such Disputed Claim have been resolved by settlement or Final Order; and (b) any Entity that holds both an Allowed Claim and a Disputed Claim shall not receive any distribution on the Allowed Claim unless and until all objections to the Disputed Claim have been resolved by settlement or Final Order and the Disputed Claims have been Allowed. 3. Disputed General Unsecured Claims Reserve (a) Deposit Trust Interests on the Effective Date On the Effective Date (or as soon thereafter as is reasonably practicable), Reorganized Wellman shall deposit from the Trust into the Disputed General Unsecured Claims Reserve the Trust Interests that would have been distributed to the Holders of Disputed General Unsecured Claims if such Disputed General Unsecured Claims had been Allowed General Unsecured Claims on the Effective Date to ensure that the Holders of Allowed General Unsecured Claims receive the same percentage recovery from the Trust on account of their individual Claims at all times. The amount of Trust Interests to be deposited in the Disputed General Unsecured Claims Reserve will be determined based on the lesser of (a) the asserted amount of the Disputed General Unsecured Claim filed with the Bankruptcy Court or (if no proof of such Claim was filed) scheduled by the Debtors, (b) the amount, if any, estimated by the Bankruptcy Court pursuant to section 502(c) of the Bankruptcy Code, or (c) the amount otherwise agreed to by the Debtors and the Holder of such Disputed General Unsecured Claims. (b) Distributions After Allowance Reorganized Wellman shall distribute from the Disputed General Unsecured Claims Reserve to the Holder of any Disputed General Unsecured Claim that has become an Allowed General Unsecured Claim, no later than the fifth (5th) Business Day after the end of the calendar month in which such Disputed General Unsecured Claim becomes an Allowed General Unsecured Claim, Trust Interests in an amount equal to the Pro Rata share of the beneficial interests in the Trust that such Holder would have received on account of such Claim if such Claim had been an Allowed General Unsecured Claim on the Effective Date. (c) Distributions After Disallowance If a Disputed General Unsecured Claim is disallowed, in whole or in part, Reorganized Wellman shall on a quarterly basis (and in no event later than the fifth (5th) Business Day after the end of each calendar quarter) distribute the Trust Interests, reserved in respect of such disallowed Disputed General Unsecured Claim from the Trust to Holders of Allowed General Unsecured Claims in a manner designed to ensure that the Holders of Allowed General Unsecured Claims receive the same Pro Rata share of beneficial interests in the Trust. E. Delivery of Distributions and Undeliverable or Unclaimed Distributions 1. Delivery of Distributions in General Except as otherwise provided herein, the Reorganized Debtors shall make distributions to Holders of Allowed Claims at the address for each such Holder as indicated on the Debtors’ records as of the date of any such distribution; provided, however, that the manner of such distributions shall be determined at the discretion of the Reorganized Debtors; and provided further, that the address for each Holder of an Allowed Claim shall be deemed to be the address set forth in any Proof of Claim Filed by that Holder. 32

2. Minimum Distributions No fractional shares of New Common Stock, Second Lien Convertible Notes. Third Lien Convertible Notes, or Trust Interests shall be distributed and no Cash shall be distributed in lieu of such fractional amounts. When any distribution pursuant to the Plan on account of an Allowed Claim would otherwise result in the issuance of a number of shares of New Common Stock, Second Lien Convertible Notes. Third Lien Convertible Notes, or Trust Interests that is not a whole number, the actual distribution of shares of New Common Stock, Second Lien Convertible Notes, Third Lien Convertible Notes, or Trust Interests shall be rounded as follows: (a) fractions of one-half (Vi) or greater shall be rounded to the next higher whole number and (b) fractions of less than one-half (V?) shall be rounded to the next lower whole number with no further payment therefore. The total number of authorized shares of New Common Stock and number of Second Lien Convertible Notes. Third Lien Convertible Notes, and Trust Interests to be distributed to holders of Allowed Claims shall be adjusted as necessary to account for the foregoing rounding. 3. Undeliverable Distributions and Unclaimed Property In the event that any distribution to any Holder is returned as undeliverable, no distribution to such Holder shall be made unless and until the Disbursing Agent has determined the then-current address of such Holder, at which time such distribution shall be made to such Holder without interest; provided, however, such distributions shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code at the expiration of one year from the Effective Date. After such date, all unclaimed property or interests in property shall revert to the Reorganized Debtors automatically and without need for a further Order by the Bankruptcy Court (notwithstanding any applicable federal or state escheat, abandoned, or unclaimed property laws to the contrary), and the Claim of any Holder to such property or Interest in property shall be discharged and forever barred. F. Compliance with Tax Requirements/Allocations In connection with the Plan, to the extent applicable, the Reorganized Debtors shall comply with all tax withholding and reporting requirements imposed on them by any governmental unit, and all distributions pursuant hereto shall be subject to such withholding and reporting requirements. Notwithstanding any provision in the Plan to the contrary, the Reorganized Debtors and the Disbursing Agent shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements, including liquidating a portion of the distribution to be made under the Plan to generate sufficient funds to pay applicable withholding taxes, withholding distributions pending receipt of information necessary to facilitate such distributions, or establishing any other mechanisms they believe are reasonable and appropriate. The Reorganized Debtors reserve the right to allocate all distributions made under the Plan in compliance with all applicable wage garnishments, alimony, child support, and other spousal awards, liens and encumbrances. Distributions in respect of Allowed Claims shall be allocated first to the principal amount of such Claims (as determined for federal income tax purposes) and then, to the extent the consideration exceeds the principal amount of the Claims, to any portion of such Claims for accrued but unpaid interest. G. Setoffs The Debtors and the Reorganized Debtors may withhold (but not setoff except as set forth below) from the distributions called for under the Plan on account of any Allowed Claim (other than a Class 1 Claim, a DIP Facility Claim, or Class 3 Claim) an amount equal to any claims, equity interests, rights, and Causes of Action of any nature that the Debtors or the Reorganized Debtors may hold against the Holder of any such Allowed Claim. I n the event that any such claims, equity interests, rights, and Causes of Action of any nature that the Debtors or the Reorganized Debtors may hold against the Holder of any such Allowed Claim are adjudicated by Final Order or otherwise resolved, the Debtors may, pursuant to section 553 of the Bankruptcy Code or applicable non-bankruptcy law, set off against any Allowed Claim and the distributions to be made pursuant hereto on account of such Allowed Claim (before any distribution is made on account of such Allowed Claim) the amount of any adjudicated or resolved claims, equity interests, rights, and Causes of Action of any nature that the Debtors or the Reorganized Debtors may hold against the Holder of any such Allowed Claim, but only to the extent of such adjudicated or resolved amount. 33

Neither the failure to effect such a setoff nor the allowance of any Claim under the Plan shall constitute a waiver or release by the Debtors or the Reorganized Debtors of any such claims, equity interests, rights, and Causes of Action that the Debtors or the Reorganized Debtors may possess against any such Holder, except as specifically provided herein. H. Recoupment In no event shall any Holder of Claims or Interests be entitled to recoup any Claim or Interest against any Claim, right, or Cause of Action of the Debtors or the Reorganized Debtors, as applicable, unless such Holder actually has performed such recoupment and provided notice thereof in writing to the Debtors on or before the Confirmation Date, notwithstanding any indication in any Proof of Claim or Interest or otherwise that such Holder asserts, has, or intends to preserve any right of recoupment. I. Release of Liens Except as otherwise provided in the Plan or in any contract, instrument, release, or other agreement or document created pursuant to the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan and, in the case of a Secured Claim, satisfaction in full of the portion of the Secured Claim that is Allowed as of the Effective Date, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall be fully released and discharged, and all of the right, title, and interest of any Holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the Reorganized Debtor and its successors and assigns. J. Claims Paid or Payable by Third Parties 1. Claims Paid by Third Parties The Debtors or the Reorganized Debtors, as applicable, shall reduce in full a Claim, and such Claim shall be disallowed without a Claims objection having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court, to the extent that the Holder of such Claim receives payment in full on account of such Claim from a party that is not a Debtor or Reorganized Debtor. Subject to the last sentence of this paragraph, to the extent a Holder of a Claim receives a distribution on account of such Claim and receives payment from a party that is not a Debtor or a Reorganized Debtor on account of such Claim, such Holder shall, within two weeks of receipt thereof, repay or return the distribution to the applicable Reorganized Debtor, to the extent the Holder’s total recovery on account of such Claim from the third party and under the Plan exceeds the amount of such Claim as of the date of any such distribution under the Plan. The failure of such Holder to timely repay or return such distribution shall result in the Holder owing the applicable Reorganized Debtor annualized interest at the Federal Judgment Rate on such amount owed for each Business Day after the two-week grace period specified above until the amount is repaid. 2. Claims Payable by Third Parties No distributions under the Plan shall be made on account of an Allowed Claim that is payable pursuant to one of the Debtors’ insurance policies until the Holder of such Allowed Claim has exhausted all remedies with respect to such insurance policy. To the extent that one or more of the Debtors’ insurers agrees to satisfy in full or in part a Claim (if and to the extent adjudicated by a court of competent jurisdiction), then immediately upon such insurers’ agreement, the applicable portion of such Claim may be expunged without a Claims objection having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court. 3. Applicability of Insurance Policies Except as otherwise provided in the Plan, distributions to Holders of Allowed Claims shall be in accordance with the provisions of any applicable insurance policy. Nothing contained in the Plan shall constitute or be deemed a waiver of any Cause of Acti on that the Debtors or any Entity may hold against any other Entity, 34 including insurers under any policies of insurance, nor shall anything contained herein constitute or be deemed a waiver by such insurers of any defenses, including coverage defenses, held by such insurers. ARTICLE VII. PROCEDURES FOR RESOLVING CONTINGENT, UNLIQUIDATED, AND DISPUTED CLAIMS A. Prosecution of Objections to Claims The Debtors or the Reorganized Debtors, as applicable, shall have the exclusive authority, with the consent of the with respect to any Claim settled in an amount equal to or in excess of $50,000, to File, settle, compromise, withdraw, or litigate to judgment any objections to Claims as permitted under the Plan. From and after the Effective Date, the Debtors and the Reorganized Debtors may, with the consent of the settle or compromise any Disputed Claim without approval of the Bankruptcy Court. The Debtors also reserve the right to resolve, with the consent of the any Disputed Claim outside the Bankruptcy Court under applicable governing law. B. Allowance of Claims and Interests Except as expressly provided herein or any order entered in the Chapter 11 Cases prior to the Effective Date (including the Confirmation Order), no Claim shall be deemed Allowed unless and until such Claim is deemed Allowed under the Bankruptcy Code, under the Plan, or the Bankruptcy Court enters a Final Order in the Chapter 11 Cases allowing such Claim under section 502 of the Bankruptcy Code. Except as expressly provided in any order entered in the Chapter 11 Cases prior to the Effective Date (including the Confirmation Order), the Reorganized Debtors after Confirmation will have and retain any and all rights and defenses the Debtors had with respect to any Claim as of the Petition Date. All Claims of any Entity that owes money to the Debtors shall be disallowed unless and until such Entity pays, in full, the amount it owes the Debtors. C. No Distributions Pending A llowance Notwithstanding any other provision hereof, if any portion of a Claim is a Disputed Claim, no payment or distribution provided under the Plan shall be made on account of such Claim unless and until such Disputed Claim becomes an Allowed Claim, in whole or in part. D. Distributions After A llowance To the extent that a Disputed Claim ultimately becomes an Allowed Claim, distributions (if any) shall be made to the Holder of such Allowed Claim in accordance with the provisions of the Plan. As soon as reasonably practicable after the date that the order or judgment of the Bankruptcy Court allowing any Disputed Claim becomes a Final Order, the Disbursing Agent shall provide to the Holder of such Claim the distribution (if any) to which such Holder is entitled under the Plan as of the Effective Date, without any interest to be paid on account of such Claim. E. Estimation of Claims The Debtors (prior to the Effective Date) or Reorganized Debtors (after the Effective Date) may, at any time, and from time to time, request that the Bankruptcy Court estimate any Disputed Claim pursuant to section 502(c) of the Bankruptcy Code regardless of whether an objection was previously filed with the Bankruptcy Court with respect to such Claim, or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including during the pendency of any appeal relating to any such objection. In the event that the Bankruptcy Court estimates any Disputed Claim, that estimated amount will constitute either the Allowed amount of such Claim or a maximum limitation on such Claim against any party or Entity, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on such Claim, the Debtors (prior to the Effective Date) or the Reorganized Debtors (after the Effective Date), may elect to pursue any supplemental proceedings to object to any ultimate distribution on such Cla im. All of the objection, estimation, settlement, and resolution procedures set forth 35 in the Plan are cumulative and not necessarily exclusive of one another. Claims may be estimated and subsequently compromised, objected to, settled, withdrawn, or resolved by any mechanism approved by the Bankruptcy Court. ARTICLE VIII. SETTLEMENT, RELEASE, INJUNCTION, AND RELATED PROVISIONS A. Discharge of Claims and Termination of Interests Pursuant to section 1141(d) of the Bankruptcy Code, and except as otherwise specifically provided in the Plan, the distributions, rights, and treatment that are provided in the Plan shall be in complete satisfaction, discharge, and release, effective as of the Effective Date, of Claims (including any Intercompany Claims resolved or compromised after the Effective Date by the Reorganized Debtors), Interests, and Glauses of Aaction of any nature whatsoever, including any interest accrued on Claims or Interests from and after the Petition Date, whether known or unknown, against, liabilities of, Liens on, obligations of, rights against, and Interests in, the Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims and Interests, including demands, liabilities, and Gcauses of Aaction that arose before the Effective Date, any liability (including withdrawal liability) to the extent such Claims or Interests relate to services performed by employees of the Debtors prior to the Effective Date and that arise from a termination of employment or a termination of any employee or retiree benefit program (excepting the Wellman Plan and the Fiber Plan), regardless of whether such termination occurred prior to or after the Effective Date, any contingent or non-contingent liability on account of representations or warranties issued on or before the Effective Date, and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, in each case whether or not: (1) a Proof of Claim or Interest based upon such debt, right, or Interest is Filed or deemed Filed pursuant to section 501 of the Bankruptcy Code; (2) a Claim or Interest based upon such debt, right, or Interest is Allowed pursuant to section 502 of the Bankruptcy Code; or (3) the Holder of such a Claim or Interest has accepted the Plan. Any default by the Debtors or their Affiliates with respect to any Claim or Interest that existed immediately prior to or on account of the filing of the Chapter 11 Cases shall be deemed cured on the Effective Date. The Confirmation Order shall be a judicial determination of the discharge of all Claims and Interests subject to the Effective Date occurring. Nothing in this paragraph shall impair the police or regulatory powers of the United States of America or any Governmental Unit thereof. The actions of the Securities and Exchange Commission that (1) are non-pecuniary, (2) do not relate to collection of a Claim, or (3) do not pursue injunctions that could be reduced to a monetary Claim, are not discharged under this Article VIII.A. B. Releases by the Debtors Pursuant to section 1123(b) of the Bankruptcy Code, and except as otherwise specifically provided in the Plan or the Plan Supplement, for good and valuable consideration, including the service of the Released Parties to facilitate the expeditious reorganization of the Debtors and the implementation of the restructuring contemplated by the Plan, on and after the Effective Date, the Released Parties are deemed released and discharged by the Debtors, the Reorganized Debtors, and the Estates from any and all Claims, obligations, rights, suits, damages, Causes of Action, remedies, and liabilities whatsoever, including any derivative Claims, asserted on behalf of the Debtors, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, in law, equity, or otherwise, that the Debtors, the Reorgan ized Debtors, the Estates, or their Affiliates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim or Interest or other Entity, based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Chapter 11 Cases, the purchase, sale, or rescission of the purchase or sale of any Security of the Debtors or the Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, the restructuring of Claims and Interests prior to or in the Chapter 11 Cases, the negotiation, formulation, or preparation of the Plan and Disclosure Statement, or related agreements, instruments, or other documents, upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date, other than Claims or liabilities arising out of or relating to any act or omission of a Released Party that constitutes willful misconduct (including fraud) or gross negligence. 36

C. Releases by Holders of Claims and Interests As of the Effective Date, each Holder of a Claim or an Interest shall be deemed to have conclusively, absolutely, unconditionally, irrevocably, and forever, released and discharged the Debtors, the Reorganized Debtors, and the Released Parties from any and all Claims, Interests, obligations, rights, suits, damages, Clauses of Aaction, remedies, and liabilities whatsoever, including any derivative Claims, asserted on behalf of a Debtor, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, that such Entity would have been legally entitled to assert (whether individually or collectively), based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Debtors’ restructuring, the Debtors’ Chapter 11 Cases, the purchase, sale, or rescission of the purchase or sale of any Security of the Debtors or the Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, the restructuring of Claims and Interests prior to or in the Chapter 11 Cases, the negotiation, formulation, or preparation of the Plan-andjjhe Disclosure Statement, the Plan Supplement, or related agreements, instruments, or other documents, upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date, other than Claims or liabilities arising out of or relating to any act or omission of a Released Party that constitutes willful misconduct (including fraud) or gross negligence. Notwithstanding anything to the contrary in the foregoing, the release set forth above does not release any post-Effective Dale_obligations of any party under the Plan or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan. D. Exculpation Except as otherwise specifically provided in the Plan or Plan Supplement, no Exculpated Party shall have or incur, and each Exculpated Party is hereby released and exculpated from any Exculpated_Claim, obligation, Ccause of Aaction, or liability for any Exculpated Claim, except for gross negligence or willful misconduct, but in all respects such Entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the Plan. The Debtors, the Reorganized Debtors, and the (and each of their respective Affiliates, agents, directors, officers, employees, advisors, and attorneys) have, and upon Confirmation of the Plan shall be deemed to have, participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code with regard to the of the Securities pursuant to the Plan, including th« and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan, including E. Injunction Except as otherwise expressly provided in the Plan or for obligations issued pursuant to the Plan, all Entities who have held, hold, or may hold claims or Interests that have been released pursuant to Article VIII.B or Article VIII.C, discharged pursuant to Article VIII.A, or are subject to exculpation pursuant to Article VIII.D are permanently enjoined, from and after the Effective Date, from taking any of the following actions against, as applicable, the Debtors, the Reorganized Debtors, the Released Parties, or the Exculpated Parties: (1) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims or Interests; (2) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree or order against such Entities on account of or in connection with or with respect to any such Claims or Interests; (3) creating, perfecting, or enforcing any encumbrance of any kind against such Entities or the property or estates of such Entities on account of or in connection with or with respect to any such Claims or Interests; (4) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from such Entities or against the property or Estates of such Entities on account of or in connection with or with respect to any such Claims or Interests unless such Holder has Filed a motion requesting the right to perform such setoff on or before the Confirmation Date, and notwithstanding an indication in a Proof of Claim or Interest or otherwise that such Holder asserts, has, or intends to preserve any right of setoff pursuant to section 553 of the Bankruptcy Code 37 or otherwise; and (5) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims or Interests released or settled pursuant to the Plan. Nothing in the Plan or Confirmation Order shall preclude any Entity from pursuing an action against one or more of the Debtors in a nominal capacity to recover insurance proceeds so long as the Debtors or Reorganized Debtors, as applicable, and any such Entity agree in writing that such Entity will: (1) waive all Claims against the Debtors, the Reorganized Debtors, and the Estates related to such action and (2) enforce any judgment on account of such Claim solely against applicable insurance proceeds, if any. Nothing in the Confirmation Order or Plan shall effect a release of any claim by the United States Government or any of its agencies or any state and local authority whatsoever, including without limitation any claim arising under the Internal Revenue Code, the environmental laws, the securities laws, or any criminal laws of the United States or any state and local authority against the Released Parties. Furthermore, nothing in the Confirmation Order or Plan shall enjoin the United States or any state or local authority from bringing any claim, suit, action or other proceedings against the Released Parties for any liability whatsoever, including without limitation any claim, suit or action arising under the Internal Revenue Code, the environmental laws, the securities laws, or any criminal laws of the United States or any state or local authority. Furthermore, nothing in the Confirmation Order or Plan shall exculpate any party from any liability to the United States Government or any of its agencies or any state and local authority whatsoever, including any liabilities arising under the Internal Revenue Code, the environmental laws, the securities laws, or any criminal laws of the United States or any state and local authority against the Released Parties, Notwithstanding the foregoing, the PBGC agrees that any claim, obligation, suit, judgment, damages, demands, debts, rights, causes of action or liabilities related to Section 29 U.S.C 1362(e) that arose as a result of occurrences or events prior to the Confirmation Date of the Plan shall be released by the PBGC and discharged under this Plan. ARTICLE IX. CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION OF THE PLAN A. Conditions Precedent to Confirmation It shall be a condition to Confirmation of the Plan that the following conditions shall have been satisfied or waived pursuant to the provisions of Article IX.C hereof: 1. The Bankruptcy Court shall have entered the Confirmation Order in form and substance reasonably acceptable to the Debtors and the Majority DIP Lenders. 2. The Bankruptcy Court shall have entered the Confirmation Order in form and substance acceptable to the Backstop PartiesPlan Sponsor. 3. The Confirmation Order shall: (a) authorize the Debtors and the Reorganized Debtors to take all actions necessary or appropriate to enter into, implement, and consummate the contracts, instruments, releases, leases, indentures, and other agreements or documents created in connection with the Plan; (b) decree that the provisions of the Confirmation Order and the Plan are nonseverable and mutually dependent; (c) authorize Wellman Holdings to (a) issue the New Common Stock and the Third Lien Convertible Notes (as well as the New Common Stock to be issued upon the conversion thereof) .pursuant to the exemption from registration under the Securities Act provided by section 1145 of the Bankruptcy Code or other exemption from such registration or pursuant to one or more registration statements and (b) enter into the Plan 38

(d) decree that the Confirmation order shall supersede any Bankruptcy Court orders issued prior to the Confirmation Date that may be inconsistent with the Confirmation Order. (e) authorize the implementation of the Plan in accordance with its terms; and (f) provide that, pursuant to section 1146 of the Bankruptcy Code, the assignment or surrender of any lease or sublease, and the delivery of any deed or other instrument or transfer order, in furtherance of, or in connection with the plan of reorganization, including any deeds, bills of sale, or assignments executed in connection with any disposition or transfer of assets contemplated by the plan, shall not be subject to any stamp, real estate transfer, mortgage recording, or other similar tax (including, without limitation, any mortgages or security interest filing to be recorded or filed in connection with the Exit Financing Facility. Second Lien Convertible Notes, and Third Lien Convertible Notes). 4. The Plan and each of the Plan must be in form and substance acceptable to the &— B. Conditions Precedent to the Effective Date It shall be a condition to the Effective Date of the Plan that the following conditions shall have been satisfied or waived pursuant to the provisions of Article IX.C hereof: 1. The Confirmation Order shall (a) have been entered in a form and-ie substance reasonably satisfactory to the Debtors and the Majority DIP Lenders, and (b) shall have become a Final Order. 2. The Confirmation Order shall (a) have been entered in form and substance acceptable to the and (b) shall have become a Final Order. 3. The final version of the Plan Supplement and all of the schedules, documents, and exhibits contained therein shall have been Filed in form and substance acceptable to the Debtors, and the 4. All actions, documents, certificates, and agreements necessary to implement this Plan, including documents contained in the Plan Supplement, shall have been effected or executed and delivered, as the case may be, to the required parties and, to the extent required, Filed with the applicable governmental units in accordance with applicable laws; provided, further, that each document, instrument, and agreement must be acceptable to the Debtors and the 5. The Debtors shall have received all authorizations, consents, regulatory approvals, rulings or documents that are necessary to implement and effectuate the Plan. 6. The initial boards of directors, including the New Boards, of Wellman Holdings and the Reorganized Debtors shall have been appointed. 7. The shall have been fully consummated and the Debtors shall have received $9035 million in total proceeds therefrom. 8. The aggregate amount of Cash required on the Effective Date to pay Allowed General Administrative Claims shall not exceed $2S12 million. 39

£, The Debtors shall have entered into the Exit Financing Facility and funding pursuant to the Exit Financing Facility shall have occurred. 10. The Exit Financing Facility. Second Lien Convertible Notes Indenture. Third Lien Convertible Notes Indenture. Intercreditor Agreement. Shareholders Agreement, Registration Rights Agreement (if any), and the Amended BP Agreement, shall be in form and substance reasonably acceptable to the First Lien Credit Facility Agent, the Informal Second Lien Lender Group, and the Plan Sponsor. C. Waiver of Conditions The conditions to Confirmation of the Plan and to Consummation of the Plan set forth in this Article IX may be waived only by consent of the Debtors,, and First Lien Credit Facility Agent, the Informal Second Lien Lender Group, and the Plan Sponsor without notice, leave, or order of the Bankruptcy Court or any formal action other than proceeding to confirm or consummate the Plan. D. Effect of Failure of Conditions If the Consummation of the Plan does not occur, the Plan shall be null and void in all respects and nothing contained in the Plan or the Disclosure Statement shall: (1) constitute a waiver or release of any claims by or Claims against or Equity Interests in the Debtors; (2) prejudice in any manner the rights of the Debtors, any Holders, or any other Entity; or (3) constitute an admission, acknowledgment, offer, or undertaking by the Debtors, any Holders, or any other Entity in any respect. ARTICLE X. MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN A. Modification and Amendments Except as otherwise specifically provided in the Plan, the Debtors, with the consent of the Majority DIP Lenders and the reserve the right to modify the Plan, whether such modification is material or immaterial, and seek Confirmation consistent with the Bankruptcy Code. Subject to certain restrictions and requirements set forth in section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019 and those restrictions on modifications set forth in the Plan, each of the Debtors expressly reserves its respective rights to revoke or withdraw, or, with the consent of the Majority DIP Lenders and the to alter, amend, or modify the Plan with respect to such Debtor, one or more times, after Confirmation, and, to the extent necessary, with the consent of the Majority DIP Lenders and the may initiate proceedings in the Bankruptcy Court to so alter, amend, or modify the Plan, or remedy any defect or omission, or reconcile any inconsistencies in the Plan, the Disclosure Statement, or the Confirmation Order, in such matters as may be necessary to carry out the purposes and intent of the Plan. Any such modification or supplement shall be considered a modification of the Plan and shall be made in accordance with this Article X. Upon its Filing, the Plan Supplement may be inspected in the office of the clerk of the Bankruptcy Court or its designee during normal business hours, at the Bankruptcy Court’s website at www.nysb.uscourts.gov, and at the website of the Debtors’ notice, claims, and balloting agent at http://www.kccllc.net/Wellman. The documents contained in the Plan Supplement are an integral part of the Plan and shall be approved by the Bankruptcy Court pursuant to the Confirmation Order. B. Effect of Confirmation on Modifications Entry of a Confirmation Order shall mean that all modifications or amendments to the Plan since the solicitation thereof are approved pursuant to section 1127(a) of the Bankruptcy Code and do not require additional disclosure or resolicitation under Bankruptcy Rule 3019. 40

ARTICLE XI. RETENTION OF JURISDICTION Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, on and after the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of, or related to, the Chapter 11 Cases and the Plan pursuant to sections 105(a) and 1142 of the Bankruptcy Code, including jurisdiction to: 1. Allow, disallow, determine, liquidate, classify, estimate, or establish the priority, Secured or unsecured status, or amount of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the Secured or unsecured status, priority, amount, or allowance of Claims or Interests; 2. Decide and resolve all matters related to the granting and denying, in whole or in part, any applications for allowance of compensation or reimbursement of expenses to Professionals authorized pursuant to the Bankruptcy Code or the Plan; 3. Resolve any matters related to: (a) the assumption, assumption and assignment, or rejection of any Executory Contract or Unexpired Lease to which a Debtor is party or with respect to which a Debtor may be liable and to hear, determine, and, if necessary, liquidate, any Claims arising therefrom, including Cure Claims pursuant to section 365 of the Bankruptcy Code; (b) any potential contractual obligation under any Executory Contract or Unexpired Lease that is assumed; (c) the Reorganized Debtors amending, modifying, or supplementing, after the Effective Date, pursuant to Article V, any Executory Contracts or Unexpired Leases to the list of Executory Contracts and Unexpired Leases to be assumed or rejected or otherwise; and (d) any dispute regarding whether a contract or lease is or was executory or expired; 4. Ensure that distributions to Holders of Allowed Claims and Interests are accomplished pursuant to the provisions of the Plan; 5. Adjudicate, decide, or resolve any motions, adversary proceedings, contested or litigated matters, and any other matters, and grant or deny any applications involving a Debtor that may be pending on the Effective Date; 6. Adjudicate, decide, or resolve any and all matters related to Causes of Action; 7. Adjudicate, decide, or resolve any and all matters related to section 1141 of the Bankruptcy Code; 8. Enter and implement such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of the Plan and all contracts, instruments, releases, indentures, and other agreements or documents created in connection with the Plan or the Disclosure Statement; 9. Enter and enforce any order for the sale of property pursuant to sections 363, 1123, or 1146(a) of the Bankruptcy Code; 10. Resolve any cases, controversies, suits, disputes, or Causes of Action that may arise in connection with the Consummation, interpretation, or enforcement of the Plan or any Entity’s obligations incurred in connection with the Plan; 11. Issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any Entity with Consummation or enforcement of the Plan; 12. Resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the releases, injunctions, and other provisions contained in Article VIII and enter such orders as may be necessary or appropriate to implement such releases, injunctions, and other provisions; 41

13. Resolve any cases, controversies, suits, disputes, or Gfiauses of Aaction with respect to the repayment or return of distributions and the recovery of additional amounts owed by the Holder of a Claim or Interest for amounts not timely repaid pursuant to Article VI.J.I; 14. Enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked, or vacated; 15. Determine any other matters that may arise in connection with or relate to the Plan, the Disclosure Statement, the Confirmation Order, or any contract, instrument, release, indenture, or other agreement or document created in connection with the Plan or the Disclosure Statement; 16. Enter an order or Final Decree concluding or closing the Chapter 11 Cases; 17. Adjudicate any and all disputes arising from or relating to distributions under the Plan; 18. Consider any modifications of the Plan, to cure any defect or omission, or to reconcile any inconsistency in any Bankruptcy Court order, including the Confirmation Order; 19. Determine requests for the payment of Claims and Interests entitled to priority pursuant to section 507 of the Bankruptcy Code; 20. Hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan, the Confirmation Order, the Trust, or the Sponsorship Agreement, including disputes arising under agreements, documents, or instruments executed in connection with the Plan; 21. Hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code; 22. Hear and determine all disputes involving the existence, nature, or scope of the Debtors’ discharge, including any dispute relating to any liability arising out of the termination of employment or the termination of any employee or retiree benefit program, regardless of whether such termination occurred prior to or after the Effective Date; 23. Enforce all orders previously entered by the Bankruptcy Court; and 24. Hear any other matter not inconsistent with the Bankruptcy Code. ARTICLE XII. MISCELLANEOUS PROVISIONS A. Immediate Binding Effect Subject to Article IX.B and notwithstanding Bankruptcy Rules 3020(e), 6004(g), or 7062 or otherwise, upon the occurrence of the Effective Date, the terms of the Plan and the Plan Supplement shall be immediately effective and enforceable and deemed binding upon the Debtors, the Reorganized Debtors, and any and all Holders of Claims or Interests (irrespective of whether such Claims or Interests are deemed to have accepted the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, discharges, and injunctions described in the Plan, each Entity acquiring property under the Plan, and any and all non-Debtor parties to Executory Contracts and Unexpired Leases with the Debtors. B. Additional Documents On or before the Effective Date, the Debtors may file with the Bankruptcy Court such agreements and other documents in form and substance acceptable to the as may be necessary or 42 appropriate to effectuate and further evidence the terms and conditions of the Plan. The Debtors or Reorganized Debtors, as applicable, and all Holders of Claims or Interests receiving distributions pursuant to the Plan and all other parties in interest shall, from time to time, prepare, execute, and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan. C. Preservation of Causes of Action In accordance with section 1123(b) of the Bankruptcy Code, but subject to Article VIII hereof and to the extent a Cause of Action has been contributed to the Trust, the Reorganized Debtors shall retain and may enforce all rights to commence and pursue, as appropriate, any and all Causes of Action, whether arising before or after the Petition Date, including any actions specifically enumerated in the Plan Supplement, and the Reorganized Debtors’ rights to commence, prosecute, or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date. The Reorganized Debtors may pursue such Causes of Action, as appropriate, in accordance with the best interests of the Reorganized Debtors. No Entity may rely on the absence of a specific reference in the Plan, the Plan Supplement, or the Disclosure Statement to any Cause of Action against them as any indication that the Debtors or Reorganized Debtors, as applicable, will not pursue any and all available Causes of Action against them. The Debtors or Reorganized Debtors, as applicable, expressly reserve all rights to prosecute any and all Causes of Action against any Entity, except as otherwise expressly provided in the Plan. Unless any Causes of Action against an Entity are expressly waived, relinquished, exculpated, released, compromised, or settled in the Plan or a Bankruptcy Court order, the Reorganized Debtors expressly reserve all Causes of Action, for later adjudication, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable or otherwise), or laches, shall apply to such Causes of Action upon, after, or as a consequence of the Confirmation or Consummation. The Reorganized Debtors or the Trust, as applicable, reserve and shall retain the Causes of Action notwithstanding the rejection or repudiation of any Executory Contract or Unexpired Lease during the Chapter 11 Cases or pursuant to the Plan. In accordance with section 1123(b)(3) of the Bankruptcy Code, any Causes of Action that a Debtor may hold against any Entity shall vest in the Reorganized Debtors, as the case may be. The applicable Reorganized Debtor, or the Trust, through its authorized agents or representatives, shall retain and may exclusively enforce any and all such Causes of Action. The Reorganized Debtors shall have the exclusive right, authority, and discretion to determine and to initiate, file, prosecute, enforce, abandon, settle, compromise, release, withdraw, or litigate to judgment any such Causes of Action and to decline to do any of the foregoing without the consent or approval of any third party or further notice to or action, order, or approval of the Bankruptcy Court. D. Preservation of Avoidance Actions On and after the Effective Date, any and all Avoidance Actions shall be preserved and retained by the Reorganized Debtors or the Trust to the extent an Avoidance Action is transferred by the Debtors thereto, as applicable, which shall have the exclusive right, as applicable, to enforce, settle, release, abandon, or prosecute any such Avoidance Actions. Any recovery received on account of an Avoidance Action transferred to the Trust will be the sole property of the Trust and is subject to the terms and conditions of the Trust Agreement. Reorganized Wellman may offset any claim supporting an Avoidance Action against any payment or Distribution due to any Holder of a Claim under the Plan. In addition, if a Distribution is made in error, the Reorganized Debtors can bring an action pursuant to section 502(d) of the Bankruptcy Code to recoup such Distribution. E. Section 1145 Exemption Pursuant to section 1145 of the Bankruptcy Code, the offering, issuance, and distribution of the New Common Stock and Third Lien Convertible Notes (as well as the New Common Stock to be issued upon the conversion thereof) as contemplated by Sections III.B.2(b)(i) and III.B.3(b)(i) of the Plan to Classes 2 and 33j shall be exempt from, among other things, the registration requirements of section 5 of the Securities Act and any other applicable law requiring registration prior to the offering, issuance, distribution, or sale of Securities. In addition, under section 1145 of the Bankruptcy Code, such New Common Stock and Third Lien Convertible Notes (as well 43 as the New Common Stock to be issued upon the conversion thereof) will be freely tradable by the recipients thereof, subject to the provisions of section 1145(b)(l) of the Bankruptcy Code relating to the definition of an underwriter in section 2(a)(ll) of the Securities Act, and compliance with applicable securities laws and any rules and regulations of the Securities and Exchange Commission, if any, applicable at the time of any future transfer of such Securities or instruments and subject to any restrictions in the Shareholders Agreement and Wellmaix Holdings’ New Certificate of Incorporation. The offering, issuance and distribution of the RightsNew Common Stock and the Second Lien Convertible Notes in the Rights Offering £as well as the New Common Stock to the Plan Sponsorship Agreement, shall be exempt from the registration requirements of section 5 of the Securities Act and any other applicable law requiring registration pursuant to one or more exemptions from such registration including Section 4(2) of the Securities Act. F. Section 1146 Exemption Pursuant to section 1146 of the Bankruptcy Code, any transfers of property pursuant hereto shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax or other similar tax or governmental assessment, and the Confirmation Order shall direct the appropriate state or local governmental officials or agents to forgo the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax, recordation fee or governmental assessment. G. Payment of Statutory Fees All fees payable pursuant to section 1930(a) of the Judicial Code, as determined by the Bankruptcy Court at a hearing pursuant to section 1128 of the Bankruptcy Code, shall be paid by each Reorganized Debtor (or the Disbursing Agent on behalf of each Reorganized Debtor) for each quarter (including any fraction thereof) until the Chapter 11 Cases are converted, dismissed, or closed, whichever occurs first. H. Dissolution of the Creditors’ Committee On the Effective Date, the Creditors’ Committee shall dissolve and members thereof shall be released and discharged from all rights and duties from or related to the Chapter 11 Cases. Reservation of Rights Except as expressly set forth in the Plan, the Plan shall have no force or effect unless the Bankruptcy Court shall enter the Confirmation Order, and the Confirmation Order shall have no force or effect if the Effective Date does not occur. None of the Filing of the Plan, any statement or provision contained in the Plan, or the taking of any action by any Debtor with respect to the Plan, the Disclosure Statement, or the Plan Supplement shall be or shall be deemed to be an admission or waiver of any rights of any Debtor with respect to the Holders of Claims or Interests prior to the Effective Date. J. Successors and Assigns The rights, benefits, and obligations of any Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or assign, affiliate, officer, director, agent, representative, attorney, beneficiaries, or guardian, if any, of each Entity. K. Service of Documents After the Effective Date, any pleading, notice, or other document required by the Plan to be served on or delivered to the Reorganized Debtors shall be served on: Wellman, Inc. Kirkland & Ellis LLP Attn: Keith R. Phillips Attn: Jonathan S. Henes 44

153 East 53rd Street Drive New York, NY 10022 Port Bienville Industrial Park Bav St. Louis. MS 39520 After the Effective Date, the Debtors have authority to send a notice to Entities that to continue to receive documents pursuant to Bankruptcy Rule 2002, they must file a renewed request to receive documents pursuant to Bankruptcy Rule 2002. After the Effective Date, the Debtors are authorized to limit the list of Entities receiving documents pursuant to Bankruptcy Rule 2002 to those Entities who have Filed such renewed requests. L. Term of Injunctions or Stays Unless otherwise provided in the Plan or in the Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases pursuant to sections 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court, and extant on the Confirmation Date (excluding any injunctions or stays contained in the Plan or the Confirmation Order) shall remain in full force and effect until the Effective Date. All injunctions or stays contained in the Plan or the Confirmation Order shall remain in full force and effect in accordance with their terms. M. Entire Agreement Except as otherwise indicated, the Plan and the Plan Supplement supersede all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and integrated into the Plan. N. Exhibits All exhibits and documents included in the Plan Supplement are incorporated into and are a part of the Plan as if set forth in full in the Plan. After the exhibits and documents are Filed, copies of such exhibits and documents shall be available upon written request to the Debtors’ counsel at the address above or by downloading such exhibits and documents from the website of the Debtors’ notice, claims, and balloting agent at http://www.kccllc.net/Wellman or the Bankruptcy Court’s website at www.nysb.uscourts.gov. To the extent any exhibit or document is inconsistent with the terms of the Plan, unless otherwise ordered by the Bankruptcy Court, the non-exhibit or non-document portion of the Plan shall control. O. Nons ever ability of Plan Provisions If, prior to Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is: (1) valid and enforceable pursuant to its terms; (2) integral to the Plan and may not be deleted or modified without the Debtors’ and Plan Sponsor’s consent; and (3) nonseverable and mutually dependent. P. Votes Solicited in Good Faith Upon entry of the Confirmation Order, the Debtors will be deemed to have solicited votes on the Plan in good faith and in compliance with the Bankruptcy Code, and pursuant to section 1125(e) of the Bankruptcy Code, the Debtors and each of their respective Affiliates, agents, representatives, members, principals, shareholders, officers, directors, employees, advisors, and attorneys will be deemed to have participated in good faith and in 45 compliance with the Bankruptcy Code in the offer, issuance, sale, and purchase of Securities offered and sold under the Plan and any previous plan, and, therefore, neither any of such parties or individuals or the Reorganized Debtors or Wellman Holdings will have any liability for the violation of any applicable law, rule, or regulation governing the solicitation of votes on the Plan or the offer, issuance, sale, or purchase of the Securities offered and sold under the Plan and any previous plan. Q. Closing of Chapter 11 Cases The Reorganized Debtors shall, promptly after the full administration of the Chapter 11 Cases, File with the Bankruptcy Court all documents required by Bankruptcy Rule 3022 and any applicable order of the Bankruptcy Court to close the Chapter 11 Cases. R. Waiver or Estoppel Each Holder of a Claim or an Interest shall be deemed to have waived any right to assert any argument, including the right to argue that its Claim or Interest should be Allowed in a certain amount, in a certain priority, Secured or not subordinated by virtue of an agreement made with the Debtors or their counsel, the Agent or its counsel, or any other Entity, if such agreement was not disclosed in the Plan, the Disclosure Statement, or papers Filed with the Bankruptcy Court prior to the Confirmation Date. 46

S. Conflicts Except as set forth in the Plan, to the extent that any provision of the Disclosure Statement, the Plan Supplement, or any other order (other than the Confirmation Order) referenced in the Plan (or any exhibits, schedules, appendices, supplements, or amendments to any of the foregoing), conflict with or are in any way inconsistent with any provision of the Plan, the Plan shall govern and control. T. Post-Confirmation Reporting The Reorganized Debtors and Disbursing Agent, as the case may be, shall file reports of their respective activities and financial affairs with the Bankruptcy Court on a quarterly basis, within thirty (30) days after the conclusion of each such period. Any such reports shall detail progress made toward consummation of the Plan, and be prepared substantially consistent with (both in terms of content and format) the applicable Bankruptcy Court and United States Trustee guidelines for such matters. The “Post-Confirmation Order and Notice” required by Bankruptcy Local Rule 3021-l(c) shall be tailored accordingly. New York, New York Dated: November lOJOecembeuM, 2008 WELLMAN, INC., on behalf of itself and all of the other Debtors) By: /s/ Keith R. Phillips Its: Chief Financial Officer 47